Exhibit 10.30

EXECUTION COPY

LOAN AGREEMENT

Dated as of December 16, 2011

among

PREMIER, INC.,
a Delaware corporation

and

PREMIER PURCHASING PARTNERS, L.P.,
a California limited partnership
(collectively the “Borrowers”)

THE GUARANTORS FROM TIME TO TIME PARTIES HERETO
(the “Guarantors”)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
(the “Lender”)

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Computation of Time Periods	20
1.3	Accounting Terms	20
SECTION 2 LOAN FACILITIES		21
2.1	Revolving Loans	21
2.2	Letters of Credit	23
SECTION 3 OTHER PROVISIONS RELATING TO LOAN FACILITIES		24
3.1	Default Rate	24
3.2	Continuation of Outstanding Advances	24
3.3	Prepayments	25
3.4	Termination and Reduction of Revolving Committed Amount	25
3.5	Fees	25
3.6	Special Provisions Regarding LIBOR-Based Rate	26
3.7	Credit Parties’ Agent	28
3.8	Payments, Computations, Etc.	28
3.9	Evidence of Debt	29
SECTION 4 GUARANTY		30
4.1	The Guaranty	30
4.2	Obligations Unconditional; Subordination	30
4.3	Reinstatement	32
4.4	Certain Additional Waivers	32
4.5	Remedies	32
4.6	Guarantee of Payment; Continuing Guarantee	32
4.7	Indemnity and Subrogation	32
4.8	Contribution and Subrogation	33
4.9	Subordination	33
4.10	Termination	34
4.11	Savings Clause	34
SECTION 5 CONDITIONS		35
5.1	Closing Conditions	35
5.2	Conditions to all Extensions of Credit	38
SECTION 6 REPRESENTATIONS AND WARRANTIES		39
6.1	Financial Condition	39
6.2	No Material Change	39
6.3	Organization and Good Standing	39
6.4	Power; Authorization; Enforceable Obligations	40
6.5	No Conflicts	40
6.6	No Default	41
6.7	Ownership	41
6.8	Indebtedness	41
6.9	Litigation	41
6.10	Taxes	41
6.11	Compliance with Law	42
6.12	ERISA	42

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6.13	Corporate Structure; Capital Stock, Etc.	43
6.14	Governmental Regulations, Etc.	43
6.15	Purpose of Loans	43
6.16	Environmental Matters	44
6.17	Intellectual Property	45
6.18	Solvency	45
6.19	Investments	45
6.20	Business Locations	45
6.21	Disclosure	46
6.22	Brokers’ Fees	46
6.23	Labor Matters	46
6.24	Certificates	46
6.25	Subsidiaries	47
6.26	Names	47
6.27	No Governmental Approvals	47
6.28	Compliance with OFAC Rules and Regulations	47
6.29	Anti-Terrorism Laws	47
SECTION 7 AFFIRMATIVE COVENANTS		48
7.1	Information Covenants	48
7.2	Preservation of Existence and Franchises	50
7.3	Books and Records	51
7.4	Compliance with Law	51
7.5	Payment of Taxes and Other Claims	51
7.6	Insurance	51
7.7	Maintenance of Property	51
7.8	Use of Proceeds	52
7.9	Audits/Inspections	52
7.10	Financial Covenants	52
7.11	New Subsidiaries	52
7.12	Pledged Assets	53
7.13	Landlord and Mortgagee Consents	53
7.14	Deposit Accounts	53
7.15	Further Assurances	54
SECTION 8 NEGATIVE COVENANTS		54
8.1	Indebtedness	54
8.2	Liens	56
8.3	Conduct of Business	58
8.4	Consolidation, Merger, Dissolution, Etc.	58
8.5	Acquisition; Asset Dispositions	58
8.7	Restricted Payments	60
8.8	Prepayment of Other Indebtedness, Etc.	60
8.9	Transactions with Insiders	60
8.10	Fiscal Year; Organizational Documents; Change of Credit Party Name	60
8.11	Limitation on Restricted Actions	61
8.12	Ownership of Subsidiaries	61
8.13	Sale Leasebacks	61

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8.14	No Negative Pledges	61
SECTION 9 EVENTS OF DEFAULT		62
9.1	Events of Default	62
9.2	Acceleration; Remedies	65
SECTION 10 MISCELLANEOUS		65
10.1	Notices	65
10.2	Right of Set-Off; Adjustments	67
10.3	Successors and Assigns	67
10.4	No Waiver; Remedies Cumulative	67
10.5	Expenses; Indemnification	68
10.6	Amendments, Waivers and Consents	69
10.7	Counterparts	69
10.8	Headings	69
10.9	Survival	69
10.10	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial	69
10.11	Severability	70
10.12	Entirety	70
10.13	Binding Effect; Termination	70
10.14	Confidentiality	71
10.15	Conflict	71
10.16	No Advisory or Fiduciary Responsibility	71
10.17	Continuing Agreement	72
10.18	Concerning Joint and Several Obligations of the Borrowers	73

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Schedules

Schedule 1.1	Investment Guidelines
Schedule 6.4	Required Consents, Authorizations, Notices and Filings
Schedule 6.13	Company Structure/Credit Parties
Schedule 6.16	Environmental Permits
Schedule 6.17	Intellectual Property
Schedule 6.20(a)	Real Property Locations
Schedule 6.20(b)	Personal Property Collateral Locations
Schedule 6.20(c)	Chief Executive Offices/Principal Places of Business
Schedule 6.22	Brokers’ Fees
Schedule 6.25	Names of Subsidiaries
Schedule 6.26	Names
Schedule 7.6	Insurance
Schedule 8.1	Indebtedness
Schedule 8.2	Liens
Schedule 8.6	Investments

Exhibits

Exhibit 1.1	Form of Permitted Acquisition Certificate
Exhibit 2.1(b)(i)	Form of Notice of Borrowing
Exhibit 2.1(e)	Form of Revolving Note
Exhibit 3.2	Form of Notice of Continuation
Exhibit 5.1(g)	Form of Financial Condition Certificate
Exhibit 5.1(l)	Form of Solvency Certificate
Exhibit 7.1(d)	Form of Officer’s Compliance Certificate
Exhibit 7.11	Form of Joinder Agreement

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LOAN AGREEMENT

THIS LOAN AGREEMENT, effective as of December 16, 2011 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), is by and among PREMIER, INC., a Delaware corporation (the “Company”) and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership (“PPPLP”, and together with the Company, each individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as hereinafter defined) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”).

W I T N E S S E T H

WHEREAS, the Credit Parties (as hereinafter defined) have requested that the Lender make loans and other financial accommodations to the Credit Parties in an aggregate amount of up to $100,000,000, as more particularly described herein; and

WHEREAS, the Lender has agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

SECTION 1
DEFINITIONS

1.1                               Definitions.

As used in this Loan Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Adjusted Base Rate” means the Base Rate plus the Applicable Percentage.

“Adjusted LIBOR-Based Rate” means the LIBOR-Based Rate plus the Applicable Percentage.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” or “Loan Agreement” means this Agreement, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Application and Agreement for Standby Irrevocable Letter of Credit” means an application and agreement for the issuance by the Lender of a Letter of Credit in form and substance acceptable to the Lender in its discretion.

“Applicable Percentage” means for (a)  Loans that are Base Rate Loans, 0.25% per annum and (b) Loans that are LIBOR Loans, 1.25% per annum.

“Approved Bank”  has the meaning assigned to such term in the definition of Cash Equivalents.

“Asset Disposition” means any disposition (including pursuant to Sale and Leaseback Transactions) of any or all of the Property (including, without limitation the disposition by any Credit Party of Capital Stock of an Affiliate) of any Credit Party whether by sale, lease, licensing, transfer or otherwise (other than pursuant to any casualty or condemnation event), provided, however, that the term “Asset Disposition” shall be deemed to exclude any Equity Issuance.

“Avoidance Provisions” has the meaning set forth in Section 4.11(b).

“Bank Product” means any of the following products, services or facilities extended to any Credit Party or any Subsidiary by the Lender: (a) Cash Management Services; (b) products under any Hedging Agreement; and (c) commercial credit card, purchase card and merchant card services.

“Bank Product Debt” means the Indebtedness and other obligations of any Credit Party or Subsidiary relating to Bank Products.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee. custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (b) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its

Property; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) such Person shall admit in writing its inability to pay its debts generally as they become due.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i) the LIBOR-Based Rate (as determined pursuant to the definition of LIBOR-Based Rate), for a LIBOR Interest Period of one (1) month commencing on such day plus (ii) 1.00%, in each instance as of such date of determination.  For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wells Fargo at its principal office in Charlotte, North Carolina as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.  If for any reason the Lender shall have determined in good faith (which determination shall be conclusive in the absence of manifest error) (A) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms above or (B) that the Prime Rate or LIBOR-Based Rate no longer accurately reflects an accurate determination of the prevailing Prime Rate or LIBOR-Based Rate, the Lender may select a reasonably comparable index or source to use as the basis for the Base Rate, until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or LIBOR-Based Rate for a LIBOR Interest Period of one (1) month.  Notwithstanding anything contained herein to the contrary, to the extent that the provisions of Section 3.6(e) or (f) shall be in effect in determining the LIBOR-Based Rate pursuant to clause (c) hereof, the Base Rate shall be the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Base Rate.

“Books and Records” means: customer, inventory, billing and supply records; product information; product drawings; production documentation; materials specifications; technical reference materials; equipment lists; formulae; specifications; plans; reports; financial data; notes; correspondence; marketing and production materials; files; instruction or maintenance manuals for equipment; organizational documents and filings; bylaws; shareholder agreements; operating agreements; minutes of meetings; resolutions of owners, directors, or officers; tax returns, filings, elections, and notices; employee records and files; regulatory materials and documents; and all other books and records relating to the operation of the Business.

“Business” means, in the aggregate, all operations, businesses, and enterprises of the Credit Parties and any operations, businesses or enterprises reasonably related, complementary or ancillary thereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a LIBOR Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests (regardless of class), and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) the Lender, (ii) any domestic commercial bank of recognized standing or any U.S. branch of a foreign bank having capital and surplus in excess of $250,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 360 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within 12 months of the date of acquisition, (d) repurchase agreements with a term of not more than thirty (30) days entered into by any Person with a bank or trust company (including the Lender) or recognized securities dealer having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by one or more reputable financial institutions having capital of at least $250,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Cash Management Services” means any services provided from time to time to any Credit Party or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means at any time the occurrence of any of the following events:  (a) prior to an IPO, Persons constituting “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as amended) as of the Closing Date of the outstanding Voting Stock of the Company and PPPLP shall cease, for any reason, to be the beneficial owners of greater than 50% of the outstanding Voting Stock of each of the Company and PPPLP; (b) subsequent to an IPO, Persons constituting “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as amended) as of the Closing Date of the outstanding Voting Stock of the Company and PPPLP shall cease, for any reason, to be the beneficial owners of at least 25% of the outstanding Voting Stock of each of the Company and PPPLP; (c) the replacement of a majority of the board of directors of the Company over a two-year period from the directors who constituted the board of directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Company then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or (d) the Company or any entity reasonably acceptable to the Lender shall cease to be the general partner of PPPLP.

“Claiming Guarantor” has the meaning set forth in Section 4.8.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” means a collective reference to all personal Property with respect to which Liens in favor of the Lender are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents; provided, however, in no event shall (a) the Excluded Assets or (b) the ownership interests in Excluded Entities be included as Collateral.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Lender’s security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

“Combined” means, when used with reference to financial statements or financial statement items of the Credit Parties and their Subsidiaries or any other Person, such statements or items on a combined basis in accordance with the combination principles of GAAP.

“Combined Assets” means, as of any date of determination, the Combined assets of the Credit Parties and their Subsidiaries at such date, as determined in accordance with GAAP.

“Combined EBITDA” means, as of any date of determination for the Four-Quarter Period ending on such date, without duplication, (a) Combined Net Income of the Credit Parties and their Subsidiaries for such period plus (b) the sum of the following to the extent deducted in calculating Combined Net Income for such period: (i) Combined Interest Expense of the Credit Parties and their Subsidiaries for such period; (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Credit Parties and their Subsidiaries for such period on a Combined basis; (iii) depreciation and amortization expense of the Credit Parties and their Subsidiaries for such period on a Combined basis (including amortization of intangibles (including, but not limited to, goodwill) and organization costs); (iv) other non-cash charges, non-cash expenses and non-cash items reducing Combined Net Income for such period, including (A) charges against goodwill, (B) the amount of any non-cash loss that is recognized pursuant to SFAS 141(R) in connection with the recognition or re-measurement of any earnout payment liability, (C) the amount of any non-cash loss associated with foreign exchange contracts, (D) the amount of any amortization of customer contracts, non-compete agreements or other intangible assets, and (E) the impact of acquisition accounting or similar adjustments required or permitted by GAAP in connection with any Permitted Acquisition; provided, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Combined Net Income in calculating Combined EBITDA in the period when such payments are made; (v) following any Permitted Acquisition, for each quarter during the four consecutive fiscal quarter period preceding the date of any such Permitted Acquisition, such amounts of trailing twelve month EBITDA for the target business acquired by any Credit Party in such Permitted Acquisition as the Credit Parties and the Lender shall agree to in writing; and (vi) non-recurring cash charges of up to $1,000,000 for any 12-month period.

“Combined Interest Expense” means, as of any date of determination for the Four-Quarter Period ending on such date, all interest expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases and synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products) for such period of the Credit Parties and their Subsidiaries on a Combined basis.

“Combined Net Income” means for any period, on a Combined basis in accordance with GAAP with respect to the Credit Parties, the income of such Person for such period, after deducting therefrom all operating expenses, provisions for all taxes and reserves and all other proper deductions, all determined in accordance with GAAP

“Commitment Fee” has the meaning given such term in Section 3.5(a) hereof.

“Commitment Fee Calculation Period” has the meaning given such term in Section 3.5(a) hereof.

“Company” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Continue, Continuation and Continued” means the continuation pursuant to Section 3.2 hereof of a LIBOR Loan, only with respect to Revolving Loans, from one LIBOR Interest Period to the next LIBOR Interest Period.

“Contributing Guarantor” has the meaning set forth in Section 4.8.

“Credit Parties” means, collectively, the Borrowers and the Guarantors, and “Credit Party” means any one of them.

“Credit Parties’ Agent” means the Company, in its capacity as agent for the Credit Parties in accordance with Section 3.7.

“Credit Party Obligations” means, without duplication, (a) all of the obligations (whether in the capacity of a borrower, guarantor, indemnitor or otherwise) of the Credit Parties to the Lender whenever arising under this Loan Agreement, the Revolving Notes, the Collateral Documents, the LC Documents or any of the other Loan Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), specifically including, without limitation, the Guaranteed Obligations, and (b) all liabilities and obligations, whenever arising, owing from any Credit Party to the Lender, or any Affiliate of the Lender, arising under any Bank Product.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means when used with respect to the Obligations or any other fee or amount due hereunder, a rate equal to the then-applicable interest rate (including the Applicable Percentage) plus 2% per annum.

“Defined Category” has the meaning set forth in Section 3.6(a).

“Delivered Financial Statements” has the meaning set forth in Section 6.1.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Subsidiary” means any direct or indirect Subsidiary of any Credit Party which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“EBITDA Coverage Ratio” means as of any date of determination for the Four-Quarter Period ending on such date with respect to the Credit Parties and their Subsidiaries on a Combined basis, the ratio of (a) Combined EBITDA to (b) the sum of (i) Combined Interest Expense paid or payable in cash plus (ii) Scheduled Funded Debt Payments made during such period (including the principal component of payments due on Capital Leases) plus (iii) $5,000,000.

“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, Licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equipment” means all “equipment” of the Credit Parties, as such term is defined by the UCC, together with all accessions, parts and additions now or hereafter affixed thereto or used in connection therewith.

“Equity Issuance” means any issuance by any Credit Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term “Equity Issuance” shall not be deemed to include any Asset Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

“ERISA Event” means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041 (a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“Event of Default” has the meaning assigned to such term in Section 9.1.

“Excess Funding Borrower” has the meaning set forth in Section 10.18.

“Excess Payment” has the meaning set forth in Section 10.18.

“Excluded Accounts” means all deposit accounts of the Credit Parties that are (i) exclusively used for payroll, payroll taxes and other employee wage and benefit payments or other fiduciary obligations to or for the benefit of a Credit Party’s salaried employees, (ii) accounts containing cash collateral supporting letters of credit in favor of the State of Vermont in an aggregate amount not to exceed $7,500,000 at any time, (iii) cash collateral accounts for amounts serving as cash collateral for obligations with respect to any letters of credit as required by any Requirement of Law or by any Governmental Authority; provided that the aggregate amount of such cash collateral shall not exceed $10,000,000 at any time, (iv) zero balance accounts, (v) petty cash accounts so long as the aggregate amount of funds on deposit in such accounts does not exceed $50,000 during any three consecutive Business Days, or (vi) located outside the United States.

“Excluded Assets” means each of the following assets: (a) any Excluded Account; (b) any lease, license, contract, property right or agreement to which any Credit Party is a party or any of its rights or interests thereunder if and for so long as the grant of the security interest of the Lender, with respect thereto shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Credit Party therein or (ii) a breach, default or termination pursuant to the terms thereof, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, such asset shall no longer be an “Excluded Asset” (and such security interest shall attach) immediately at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such asset that does not result in any of the consequences specified herein; (c) any lease, license, contract, property right or agreement to which any Credit Party is a party or any of its rights or interests thereunder if and for so long as the grant of the security interest of the Lender, with respect thereto (i) is prohibited by applicable law or (ii) requires a consent pursuant to any applicable law that has not been obtained from any governmental authority; provided, such asset shall no longer be an “Excluded Asset” (and such security interest shall attach) immediately at such time the grant of a security interest therein shall no longer be prohibited by applicable law; (d) any of the outstanding Capital Stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of Capital Stock of such Foreign Subsidiary entitled to vote; provided, that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of Capital Stock in a Foreign Subsidiary without adverse tax consequences to any Credit Party, the Collateral shall include, and the security interest granted by the applicable Credit Party shall attach to, such greater percentage of Capital Stock of each Foreign Subsidiary; and (e) any asset with respect to which the Lender shall have reasonably determined in writing (in consultation with the applicable Credit Party) that the cost of obtaining a security interest in such asset is excessive in relation to the value of the security to be afforded thereby.

“Excluded Entities” means (a) Global Healthcare Exchange, LLC, (b) Innovatix, LLC, (c) Premier Medical Partner Fund, L.P., (d) Premier Research Institute, Inc., (e) Premier, Inc. Employees Civic Action Fund, (f) Premier Hospitals Alliance of New York, Inc., (g) AmHS Heritage, LLC, (h) Sun Alliance, LLC and (i) the Excluded Subsidiaries.

“Excluded Subsidiaries” means (a) Premier UK Health Care Consulting Limited, (b) Premier Insurance Management Services and (c) SVS LLC; provided, however SVS LLC shall cease to be an Excluded Subsidiary as of the date on which the credit facility of SVS LLC in favor of First Midwest Bank shall be repaid in full, and SVS LLC shall be joined as a Credit Party pursuant to the terms of Section 7.11 hereof as if it were a new Subsidiary.

“Executive Officer” of any Person means any of the chief executive officer, chief operating officer, president, vice-president, treasurer or chief financial officer of such Person.

“Fees” means all fees payable pursuant to Section 3.5.

“Foreign Subsidiary” means any direct or indirect Subsidiary of any Credit Party which is not a Domestic Subsidiary.

“Four-Quarter Period” means the rolling, prior four consecutive fiscal quarters ending on the date of any computation of any ratio or other provision contained herein (including the quarter ending on the date as of which such computation is made).

“Fully Satisfied” means, with respect to the Credit Party Obligations as of any date, that as of such date: (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been finally paid in full in cash, (b) all reasonable and documented fees, out-of-pocket expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been finally paid in cash, and (c) the Revolving Commitment shall have been expired or terminated in full.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness of such Person (other than Indebtedness set forth in clauses (d), (e) and (i) of such definition).

“GAAP” means generally accepted accounting principles in the United Stales applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guaranteed Obligations” has the meaning set forth in Section 4.1.

“Guarantors” means the Subsidiaries of the Borrowers (other than the Excluded Subsidiaries) as are, or may from time to time become, parties to this Agreement as Guarantors.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount available to be advanced, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hedging Agreement” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Increased Costs” has the meaning set forth in Section 3.6(a).

“Incremental Revolving Facility” has the meaning set forth in Section 2.3.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations plus any accrued interest thereon, (i) all net obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon and (m) all obligations of the foregoing types of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Party” has the meaning assigned to such term in Section 10.5(b).

“Information” has the meaning assigned to such term in Section 10.14.

“Intellectual Property” has the meaning assigned to such term in Section 6.17.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and on the Maturity Date, (b) as to any LIBOR Loan having a LIBOR Interest Period of three months or less, the last day of such LIBOR Interest Period and (c) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 3.3(b), the date on which such mandatory prepayment is due.

“Investment” in any Person means (a) any Acquisition of such Person, (b) any other acquisition of Capital Stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of such Person, (c) any deposit with, or advance, loan or other extension of credit to, such Person, or (d) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

“Investment Guidelines” means the “Investment Policies and Guidelines of Premier, Inc. and Related Companies” in existence as of the Closing Date and attached hereto as Schedule 1.1.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Credit Party.

“IPO” shall mean the first bona fide underwritten public offering by any Borrower of its Capital Stock after the Closing Date pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Issuing Lender Fees” has the meaning set forth in Section 3.5(c).

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit 7.11 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.11 hereof.

“Joint Obligations” has the meaning set forth in Section 10.18(h).

“LC Disbursement” means a payment made by the Lender pursuant to a Letter of Credit.

“LC Documents” means the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate amount of all LC Disbursements, that have not been reimbursed by or on behalf of the Credit Parties at such time.

“Lender” means Wells Fargo Bank, National Association and its successors and assigns.

“Letter of Credit” means any standby letter of credit issued pursuant to Section 2.2 by the Lender for the account of any Credit Party.

“Letter of Credit Fee” has the meaning set forth in Section 3.5(b).

“LIBOR Loan” means any advance or portion of any Loan that bears interest at a rate based upon the Adjusted LIBOR-Based Rate.

“LIBOR-Based Rate” means, for any LIBOR Loan and with respect to each applicable LIBOR Interest Period, on any date of determination, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period.  If for any reason such rate is not available, then “LIBOR-Based Rate” shall mean the rate per annum at which, as determined by the Lender in accordance with its customary practices consistently applied, Dollars in an amount comparable to the Loans then requested are being offered to leading banks in the London interbank market at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected

“LIBOR Interest Period” means the applicable period during which the amounts outstanding on the Loans shall accrue interest at a specified LIBOR-Based Rate, which applicable period shall be a period of one (1), two (2), three (3) or six (6) months, as the Credit Parties’ Agent may elect. The specified LIBOR-Based Rate shall apply daily or until the next Business Day when a new LIBOR-Based Rate is established.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof).

“Loan” or “Loans” means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted LIBOR-Based Rate and referred to as a Base Rate Loan or a LIBOR Loan), individually or collectively, as appropriate.

“Loan Documents” means a collective reference to this Loan Agreement, the Revolving Notes, the Collateral Documents, the LC Documents, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (but specifically excluding any Bank Products and all subordination agreements) (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Loan Document” means any one of them.

“Loan Facilities” has the meaning assigned to such term in the “Recitals” of this Loan Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations, business, assets or liabilities of the Credit Parties, taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform their obligations under the Loan Documents or (c) the rights and remedies of the Lender under the Loan Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means December 16, 2014.

“Moody’s” means Moody’s Investors Service, Inc. or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan (other than a Multiemployer Plan) which any Credit Party or any ERISA Affiliate and at least one employer other than the Credit Parties or any ERISA Affiliate are contributing sponsors.

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

“Notice of Continuation” means the written notice of extension as referenced and defined in Section 3.2.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease by that Person as lessee.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“Permitted Acquisition” means an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the outstanding Capital Stock or economic interests of a Person that is incorporated, formed or organized in the United States, (b) a Person that is incorporated, formed or organized in the United States by a merger, amalgamation or consolidation or any other combination with such Person or (c) any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case so long as:

(i)            no Default or Event of Default shall then exist or would exist after giving effect thereto;

(ii)           the Credit Parties shall demonstrate to the reasonable satisfaction of the Lender that, after giving effect to the acquisition on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.10;

(iii)          the Lender shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Capital Stock) acquired with respect to the Target in accordance with the terms of 7.12 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 7.11;

(iv)          the Lender shall have received (A) a description of the material terms of such acquisition, (B) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (C)  projected income statements of the Credit Parties (giving effect to such acquisition), and (D) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition with a purchase price in excess of $20,000,000, a certificate substantially in the form of Exhibit 1.1, executed by an authorized officer of the Credit Parties’ Agent certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(v)           with respect to any Permitted Acquisition with a purchase price in excess of $15,000,000, the Target shall have earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period prior to the acquisition date in an amount greater than $0;

(vi)          such acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors (or equivalent) and/or shareholders (or equivalent) of the applicable Credit Party and the Target; and

(vii)         the aggregate consideration (including, without limitation, equity consideration, the reasonably projected value of earn out obligations as determined by the applicable Credit Party’s senior management, deferred compensation, non-competition arrangements and the amount of Indebtedness and other liabilities incurred or assumed by the Credit Parties and their Subsidiaries) paid by the Credit Parties and their Subsidiaries in connection with (A) all acquisitions made during any calendar year shall not exceed $100,000,000 and (B) all acquisitions made during the term of this Agreement shall not exceed $200,000,000.

“Permitted Investments” means, at any time, Investments by the Credit Parties permitted to exist at such time pursuant to the terms of Section 8.6.

“Permitted Liens” means, at any time, Liens in respect of Property of the Credit Parties permitted to exist at such time pursuant to the terms of Section 8.2.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to (i) unpaid accrued interest and premiums thereon (including tender premiums) plus fees and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, plus (ii) any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing, and (d) the direct and contingent obligors with respect to such Indebtedness are not changed.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means (a) each of the “employee benefit plans” (as such term is defined in Section 3(3) of ERISA), of which any Credit Party or any ERISA Affiliate is or ever was a sponsor or participating employer or as to which any Credit Party or any of its ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of any Credit Party or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date to be executed in favor of the Lender by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

“PPPLP” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Pro Rata Share” has the meaning set forth in Section 10.18.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Properties” means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by any Credit Party at such time.

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its Property is subject.

“Restricted Payment” means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Credit Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Credit Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person to any Credit Party), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party, now or hereafter outstanding and (d) any payment or prepayment of principal, premium (if any) or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness of any Credit Party or any of its Subsidiaries.

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans in an aggregate principal amount not to exceed the Revolving Committed Amount.

“Revolving Committed Amount” has the meaning assigned to such term in Section 2.1(a).

“Revolving Loans” has the meaning assigned to such term in Section 2.1(a).

“Revolving Note” has the meaning assigned to such term in Section 2.1(e).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

“Sale and Leaseback Transaction” means any arrangement pursuant to which any Credit Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which any Credit Party has sold or transferred (or is to sell or transfer) to a Person which is not a Credit Party or (b) which any Credit Party intends to use for substantially the same purpose as any other

Property which has been sold or transferred (or is to be sold or transferred) by any Credit Party to another Person which is not a Credit Party in connection with such lease.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Scheduled Funded Debt Payments” means, as of any date for the Four-Quarter Period ending on such date, the sum of all regularly scheduled payments of principal on Funded Debt of the Credit Parties and their Subsidiaries on a Combined basis for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

“Securities Act” means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

“Security Agreement” means the Security Agreement dated as of the Closing Date to be executed in favor of the Lender by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

“Shareholder Equity” means, as to the Credit Parties, the value as determined in accordance with GAAP of all outstanding equity of the Borrowers by their respective members, inclusive of all preferred membership interests, restricted membership interests, common membership interests, other classes of membership interests and other equity.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Subordinated Indebtedness” means any Indebtedness incurred by any Credit Party which by its terms is subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Lender.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or

Subsidiaries of the Borrower.  For avoidance of doubt, PPPLP is not, and shall not be deemed to be, a Subsidiary of the Company.

“Target” has the meaning set forth in the definition of Permitted Acquisition.

“Tangible Net Worth” means, as of any date of determination, on a Combined basis an amount equal to Shareholder Equity on such date plus Subordinated Indebtedness of the Credit Parties and their Subsidiaries on such date minus the value of any intangible assets of the Credit Parties and their Subsidiaries on such date.

“Total Leverage Ratio” means as of any date of determination, for the Four-Quarter Period ending on such date, the ratio of (a) Funded Debt of the Credit Parties and their Subsidiaries on the last day of such period on a Combined basis to (b) Combined EBITDA of the Credit Parties and their Subsidiaries for such period.

“Total Liabilities” means as of any date of determination, on a Combined basis) the aggregate amount of all current liabilities and non-current liabilities of the Credit Parties and their Subsidiaries minus the aggregate amount of Subordinated Indebtedness of the Credit Parties and their Subsidiaries.

“Transactions” means the closing of this Agreement and the other Loan Documents and the other transactions contemplated hereby and pursuant to the other Loan Documents (including, without limitation, the initial borrowings under the Loan Documents and the payment of fees and expenses in connection with all of the foregoing).

“UCC” means the Uniform Commercial Code of the State of New York from time-to-time.

“Unused Commitment Amount” means, for any period, the amount by which (a) the then applicable Revolving Commitment Amount, exceeds (b) the daily average outstanding aggregate principal amount of all Revolving Loans plus LC Exposure for such period.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote on any matter requiring the vote of holders of such Capital Stock as set forth in such Person’s organizational documents or as provided by applicable law, even though the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, together with its successors and/or assigns.

1.2                               Computation of Time Periods.

For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3                               Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Loan Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1.  If (a) any Credit Party shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Lender shall so object in writing within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lender as to which no such objection shall have been made.  Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, (i)  any obligations of a Person under a lease (whether now existing or entered into in the future) that is not (or would not be) a Capital Lease Obligation under GAAP as in effect on the Closing Date, shall not be treated as a Capital Lease Obligation solely as a result of the adoption of changes in GAAP, and (ii) all terms of an accounting or financial nature used herein shall be construed (without limitation) without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party at “fair value.”  The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 7.10, after consummation of any Permitted Acquisition, (a) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrowers and the Lender and (b) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

SECTION 2
LOAN FACILITIES

2.1                               Revolving Loans.

(a)           Revolving Commitment.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Lender agrees to make available revolving credit loans requested by the Credit Parties’ Agent in Dollars (“Revolving Loans”) to the applicable Borrower from time to time in an aggregate principal amount of up to ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000) (as increased from time to time as provided in Section 2.3 and as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4(a), the “Revolving Committed Amount”) from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitment shall have been terminated as provided herein; provided, however, that the sum of the (i) aggregate outstanding principal amount of Revolving Loans plus (ii) LC Exposure shall not exceed the Revolving Committed Amount then in effect, provided, further, that the LC

Exposure shall at no time exceed TWENTY MILLION AND NO/100 DOLLARS ($20,000,000); provided, however, the Loans made on the Closing Date or the Business Day following the Closing Date, may only consist of Base Rate Loans.  Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)           Revolving Loan Borrowings.

(i)            Notice of Borrowing. The Credit Parties’ Agent shall request a Revolving Loan borrowing on behalf of itself or on behalf of another Borrower by delivering written notice (or telephonic notice promptly confirmed in writing) to the Lender not later than 11:00 A.M. (Charlotte, North Carolina time) one Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) the applicable Borrower, (E) whether the Credit Parties elect to borrow at the Base Rate or the LIBOR-Based Rate, and (F) if a LIBOR-Based Rate loan is selected by the Credit Parties, the LIBOR Interest Period(s) therefor (it being understood that, for purposes hereof, LIBOR Loans with different LIBOR Interest Periods shall be considered as separate LIBOR Loans, even if they begin on the same date, although borrowings and extensions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Loan with a single LIBOR Interest Period). With respect to Revolving Loans only, if the Credit Parties’ Agent shall fail to specify an applicable LIBOR Interest Period in any such Notice of Borrowing, then such notice shall be deemed to be a request for an Interest Period of one (1) month.

(ii)           Minimum Amounts.  Each Revolving Loan that is made as a Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $250,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).  Each Revolving Loan that is made as a LIBOR Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $250,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii)          Advances. The Lender will make each Revolving Loan borrowing available to the applicable Borrower by crediting the account of the applicable Borrower on the books of such office.

(iv)          Other Borrowing Methods.  Notwithstanding anything to the contrary contained in this clause (b), the Lender may, in its sole discretion, permit the Credit Parties’ Agent to use additional methods to request borrowings of Revolving Loans hereunder.

(c)           Repayment. The Borrowers hereby jointly, severally and collectively promise to pay the principal amount of all outstanding Revolving Loans (including all LC Exposure) in full on the Maturity Date, or such earlier date if accelerated sooner pursuant to Section 9.2.

(d)           Interest.  Subject to the provisions of Section 3.1,

(i)            Base Rate Loans.  During such periods as Revolving Loans shall be comprised of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

(ii)           LIBOR Loans.  During such periods as Revolving Loans shall be comprised of LIBOR Loans, such LIBOR Loans shall bear interest at a per annum rate equal to the applicable Adjusted LIBOR-Based Rate.

The Borrowers hereby jointly, severally and collectively promise to pay interest on Revolving Loans in arrears on each Interest Payment Date commencing December 31, 2011 (or at such other times as may be specified herein).

(e)           Revolving Note. The Borrowers, on the Closing Date, will execute and deliver to the Lender a promissory note evidencing all the Revolving Loans to be made by the Lender in an original principal amount equal to the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e) (the “Revolving Note”).

2.2                               Letters of Credit.

(a)           Until the Maturity Date, or such earlier date as the Revolving Commitment shall have been terminated as provided herein, the Lender agrees to issue, at the request of the Credit Parties’ Agent, Letters of Credit for the account of any Credit Party on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Maturity Date; and (ii) the Credit Parties’ Agent may not request any Letter of Credit, if after giving effect to such issuance, (A) the LC Exposure would exceed $20,000,000, or (B) the LC Exposure plus the aggregate outstanding principal amount of all Revolving Loans would exceed the Revolving Committed Amount.

(b)           To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Credit Parties’ Agent shall submit to the Lender a completed Application and Agreement for Standby Irrevocable Letter of Credit at least three (3) Business Days prior to the requested date of issuance specifying (i) the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), (ii) the expiration date of such Letter of Credit, (iii) the amount of such Letter of Credit, (iv) the name and address of the beneficiary thereof and (v) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article V, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Lender shall reasonably approve and that the Credit Parties’ Agent shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Lender shall reasonably require.

(c)           If any Event of Default shall occur and be continuing, on the Business Day that the Credit Parties’ Agent receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Credit Parties’ Agent shall deposit in an account with the Lender, in the name of the Lender and for the benefit of the Lender, an amount in cash equal to the (i) LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, with demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in Section 9.1(f) of this Loan Agreement. Such deposit shall be held by the Lender as collateral for the payment and performance of the Credit Party Obligations of the Credit Parties under this Loan Agreement. Subject to the last sentence of this subsection (c), the Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and reasonable discretion of the Lender and at the Credit Parties’ risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Lender to reimburse itself for LC Disbursements for which it has not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Credit Parties for the LC Exposure at such time or, if the Maturity Date has been accelerated, be applied to satisfy other Credit Party Obligations of the Credit Parties under this Loan Agreement. If the Credit Parties are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Credit Parties’ Agent within three (3) Business Days after all Events of Default have been cured or waived.

(d)           Unless otherwise expressly agreed by the Lender and the Credit Parties, when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Lender, its correspondents, and the beneficiaries thereof will be governed by the rules of the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) and to the extent not inconsistent therewith, the governing law of this Loan Agreement.

2.3          Incremental Revolving Facility. The Borrowers shall have the right prior to the Maturity Date, to request additional Indebtedness under this Agreement in the form of an increase to the Revolving Committed Amount (each an “Incremental Revolving Facility”) by an aggregate amount of up to $100,000,000.  The Lender shall have no obligation to provide an Incremental Revolving Facility and any Incremental Revolving Facility shall be on terms and conditions mutually acceptable to the Lender and the Borrowers.

SECTION 3
OTHER PROVISIONS RELATING TO LOAN FACILITIES

3.1                               Default Rate.

At the election of the Lender, upon the occurrence and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents shall bear interest, payable on demand, at a per annum rate equal to the Default Rate.

3.2                               Continuation of Outstanding Advances.

The Credit Parties shall have the option, on any Business Day, to extend any existing LIBOR Loan into a LIBOR Loan having a subsequent permissible Interest Period; provided, however, that (a) except as provided in Section 3.6 hereof, LIBOR Loans may be Continued as LIBOR Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (b) Loans Continued as LIBOR Loans shall be subject to the terms of the definition of “LIBOR Interest Period” set forth herein (c) no more than eight (8) (or if the Incremental Revolving Facility is in effect, 16) LIBOR Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, LIBOR Loans with different Interest Periods shall be considered as separate LIBOR Loans, even if they begin on the same date, although advances and Continuations may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Loan with a single Interest Period) and (d) any request for Continuation of a LIBOR loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one (1) month.  Each such Continuation shall be effected by the Credit Parties’ Agent by giving a “Notice of Continuation” (or telephonic notice promptly confirmed in writing) in the form of Exhibit 3.2 hereto to the office of the Lender specified in Section 10.1 hereof, or at such other office as the Lender may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) one (1) Business Day prior to the proposed date Continuation, specifying the date of the proposed Continuation, the Revolving Loans to be so Continued and the applicable LIBOR Interest Periods with respect thereto. Each request for a Continuation shall be irrevocable and shall constitute a representation and warranty by the Credit Parties’ Agent of the mailers specified in Section 5.2 hereof. In the event the Credit Parties’ Agent fails to request Continuation of any LIBOR Loan in accordance with this Section 3.2, or any such Continuation is not permitted or required by this Section 3.2, then such LIBOR Loan shall be Continued as a LIBOR Loan with a 1-month Interest Period.

3.3                               Prepayments.

(a)           Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time.  Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Credit Parties’ Agent may elect; provided that if the Credit Parties’ Agent shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied as the Lender elects. All prepayments under this Section 3.3(a) shall be subject to Section 3.6, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(b)           Mandatory Prepayments. If at any time, the sum of the (i) aggregate outstanding principal amount of Revolving Loans plus (ii) LC Exposure, shall exceed the Revolving Committed Amount, the Borrowers shall immediately prepay the Revolving Loans in an amount sufficient to eliminate such excess.

3.4                               Termination and Reduction of Revolving Committed Amount.

(a)           Voluntary Reductions. The Credit Parties’ Agent may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $500,000 or in integral multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five (5) Business Days’ prior written notice to the Lender; provided, however, no such termination or reduction shall be made which would cause the (i) sum of the aggregate outstanding principal amount of Revolving Loans plus (ii) LC Exposure to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess.

(b)           Maturity Date. Unless terminated sooner pursuant to Section 3.4(a) or Section 9.2, the Revolving Commitment of the Lender shall automatically terminate on the Maturity Date.

(c)           General. The Borrowers shall pay to the Lender in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Commitment, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Commitment so terminated or reduced.

3.5                               Fees.

(a)           Commitment Fee. In consideration of the Revolving Commitment of the Lender hereunder, the Borrowers jointly and severally promise to pay to the Lender a fee (the “Commitment Fee”) in an amount equal to 0.22% per annum on the Unused Commitment Amount.  The Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Commitment is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Commitment Fee is payable hereunder being herein referred to as an “Commitment Fee Calculation Period”), beginning with the first of such dates to occur after the Closing Date.

(b)           Letter of Credit Fees.  In consideration of the LOC Commitments, the Credit Parties agree to pay to the Lender, a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage for Loans that are LIBOR Rate Loans on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration.  The Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(c)           Issuing Lender Fees.  In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Credit Parties shall pay to the Lender for its own account the reasonable and customary charges from time to time of the Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).  The fees outlined in this Section 3.5 shall apply only to standby letters of credit issued by the Lender.

3.6                               Special Provisions Regarding LIBOR-Based Rate.

The following additional provisions shall apply regarding the LIBOR-Based Rate:

(a)           If, as a result of any Change in Law (i) the basis of taxation of payments to the Lender of any interest accruing with respect to any LIBOR Loan or any other amounts payable hereunder in respect thereof (other than taxes imposed on the overall net income of the Lender by the United States of America, any State of the United States or any subdivision thereof) is changed, (ii) any reserve, special deposit or similar requirements (including but not limited to, state law requirements and Regulations D and K) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender are imposed, modified or deemed applicable, or (iii) any other condition affecting the application of the LIBOR-Based Rate, the Loans evidenced hereby or the interest payable hereunder is imposed on the Lender, or on the London Interbank Market, and the Lender reasonably determines that, by reason thereof, the Lender will incur increased costs, or if, as a result of any Change in Law, the Lender incurs increased costs measured by the excess above a base level of (1) a category of liabilities which includes deposits by reference to which LIBOR-Based Rate is determined or (2) a category of assets which includes loans which bear interest at a rate determined in part by reference to the LIBOR-Based Rate (each such category herein a “Defined Category”), then the Credit Parties shall jointly and severally pay to the Lender upon demand such additional amount as will compensate the Lender for such increased costs (herein “Increased Costs”).

(b)           the Lender will promptly notify Credit Parties’ Agent of any Change in Law which effects Increased Costs.

(c)           If by reason of any Change in Law (i) the Lender becomes restricted in the amount of a Defined Category which it may hold or (ii) it shall be unlawful or impossible for the Lender to maintain the Loan hereunder bearing interest at the applicable Adjusted LIBOR-Based Rate, the Lender shall give notice thereof to Credit Parties’ Agent, and upon the giving of such notice, interest at the Adjusted LIBOR-Based Rate shall be payable at the Adjusted Base Rate. If at any time subsequent to the giving of such notice by the Lender, the Lender determines that because of a change in circumstances, within a reasonable amount of time, the LIBOR-Based Rate is again available to the Borrowers, the Lender will so advise Credit Parties’ Agent and Credit Parties’ Agent may convert the rate of interest payable from the Adjusted Base Rate to the Adjusted LIBOR-Based Rate by giving the Lender reasonable advance written notice of its election to do so, the applicable Interest Period, as well as the date such conversion is to become effective.

(d)           Any determination made by the Lender in good faith under this Section 3.6 as to the effect of any Change in Law shall be conclusive absent manifest error.

(e)           If the Lender shall have determined in good faith (which determination shall be conclusive absent manifest error and binding on the Credit Parties) that by reason of circumstances affecting the London Interbank Market, adequate and reasonable means do not exist for (i) ascertaining the applicable LIBOR-Based Rate or (ii) obtaining Dollars in an amount equal to the principal balance hereof as applicable (if the Lender in its reasonable discretion determines that the obtaining of such funds is necessary and then only after the Lender has used its best efforts to obtain such funds), the Lender shall notify Credit Parties’ Agent of such determination. If such notice is given by the Lender, the Lender shall have no obligation to apply the applicable Adjusted LIBOR-Based Rate until such notice is withdrawn and the Adjusted Base Rate shall apply.

(f)            If in the reasonable judgment of the Lender (i) the relevant office of the Lender is not for any reason whatsoever quoting rates for the offering of dollars for deposit in immediately available funds for a particular Interest Period and in an amount comparable to the computation of the rate of interest for such applicable period or (ii) the applicable Adjusted LIBOR-Based Rate will not adequately and fairly reflect the cost to the Lender of maintaining these Loans (or any portion thereof), then the Lender shall give Credit Parties’ Agent prompt notice thereof and the Loans shall immediately bear interest at the Adjusted Base Rate. The Lender shall, within a reasonable amount of time, advise Credit Parties’ Agent of a change in circumstances resulting in the Adjusted LIBOR-Based Rate again being available to the Borrowers and Credit Parties’ Agent may convert the rate of interest payable on the loan from the Adjusted Base Rate to the Adjusted LIBOR-Based Rate by giving the Lender reasonable advance written notice of its election to do so, as well as the date such conversion is to become effective, and the Adjusted LIBOR-Based Rate shall apply thereafter.

(g)           Should the rate of interest hereunder be converted from the Adjusted LIBOR-Based Rate to the Adjusted Base Rate in accordance with this Article, the Borrowers shall jointly and severally pay to the Lender, on the next Business Day following a request by the Lender, such amounts as shall compensate the Lender for any losses sustained by the Lender as a result of such conversion, as determined by the Lender, which determination shall be conclusive, absent manifest error, and provided such determination is reasonable and is made in good faith, including, without limitation, any amounts as shall compensate the Lender or any Affiliate of the Lender incurred in connection with the prepayment or early termination of any LIBOR Loan subject to a Hedging Agreement

3.7                               Credit Parties’ Agent.

Each Credit Party (other than the Company) hereby appoints the Company, and the Company shall act under this Loan Agreement and the other Loan Documents, as the agent, attorney-in-fact and legal representative of all Credit Parties for all purposes, including requesting Loans and receiving account statements and other notices and communications to Credit Parties (or any of them, as applicable) from the Lender. The Lender may rely, and shall be fully protected in relying, on any request for an advance, disbursement instruction, report, information or any other notice or communication made or given by the Company, whether in its own name, as Credit Parties’ Agent, on behalf of one or more Credit Parties, and the Lender shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Credit Party as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Credit Parties’ obligations hereunder be affected, provided, that the provisions of this paragraph shall not be construed so as to preclude any Credit Party from taking actions permitted to be taken by a “Credit Party” hereunder.

3.8                               Payments, Computations, Etc.

(a)           Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lender in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, at the Lender’s office in Charlotte, North Carolina, not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Lender may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Credit Parties’ Agent. The Credit Parties’ Agent shall, at the time it makes any payment under this Loan Agreement, specify to the Lender the Loans, Fees, interest or other amounts payable by the applicable Credit Parties hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, as the Lender reasonably deems appropriate). Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension). Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days (except with respect to any Base Rate Loan based on the Prime Rate which shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed). Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

(b)           Allocation of Payments After Acceleration. Notwithstanding any other provisions of this Loan Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Lender in connection with enforcing the rights of the Lender under the Loan Documents and any protective advances made by the Lender with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

SECOND, to payment of any fees owed to the Lender;

THIRD, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest (including, without limitation, accrued fees and interest arising under any Bank Products between the any Credit Party and the Lender, or any Affiliate of the Lender);

FOURTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including, without limitation, the outstanding principal amount arising under any Bank Products between any Credit Party and the Lender, or any Affiliate of the Lender);

FIFTH, to the payment of all reasonable and documented out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of the Lender in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Credit Party Obligations owing to the Lender;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

3.9                               Evidence of Debt.

(a)           The Lender shall maintain an account or accounts evidencing each Loan made by the Lender to, and each Letter of Credit issued at the request of the Credit Parties from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time under this Loan Agreement. The Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

(b)           The entries made in the accounts maintained pursuant to clause (a) of this Section 3.9 shall be conclusive evidence in the absence of manifest error of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of the Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the applicable Credit Party Obligations owing to the Lender.

SECTION 4
GUARANTY

4.1                               The Guaranty.

Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of all Credit Party Obligations including, without limitation, (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrowers under the Loan Agreement or any other Loan Document, when and as due, and (c) all other monetary obligations, including (i) reasonable and documented fees, out-of-pocket costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Lender under the Loan Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Loan Agreement and the other Loan Documents; and (iii) the due and punctual payment and performance of all obligations of the Borrowers, monetary or otherwise, arising under any Bank Products (all the monetary and other obligations referred to in the preceding clauses (i) through (iii) being collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

Each of the Guarantors hereby represents and warrants that it is a direct or indirect Subsidiary of one or both of the Borrowers, and has derived substantial benefit from the making of the Loans and Letters of Credit by the Lender to the Borrowers.

4.2                               Obligations Unconditional; Subordination.

The obligations of the Guarantors under Section 4.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Bank Products, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of Guarantors hereunder shall be absolute and unconditional under any and all circumstances other than the Guaranteed Obligations being Fully Satisfied or the express written release of any such Guarantor by the Lender.  Upon payment by any Guarantor of any sums to the Lender, all rights of such Guarantor against any Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final payment in cash of all the Guaranteed Obligations. In addition, any Indebtedness of any Credit Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in immediately available funds of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such Indebtedness of any Credit Party, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of Guarantors hereunder which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Loan Documents, any Bank Product between any Credit Party and the Lender, or any Affiliate of the Lender, or any other agreement or instrument referred to in the Loan Documents or such Bank Products shall be done or omitted;

(c)           the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Bank Product between any Credit Party and the Lender, or any Affiliate of a the Lender, or any other agreement or instrument referred to in the Loan Documents or such Bank Products shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e)           any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Guarantors) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantors).

With respect to its obligations hereunder, Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Bank Product between any Credit Party and the Lender, or any Affiliate of the Lender, or any other agreement or instrument referred to in the Loan Documents or such Bank Products, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

4.3                               Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantors agree that they will jointly and severally indemnify the Lender on demand for all reasonable and documented costs and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4                               Certain Additional Waivers.

Guarantors further agree that Guarantors shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Sections 4.2 and 4.7.

4.5                               Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Lender, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their guarantee in this Section 4 is secured by the Collateral in accordance with the terms of the Collateral Documents, and that the Lender may exercise its remedies thereunder in accordance with the terms thereof.

4.6                               Guarantee of Payment; Continuing Guarantee.

The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

4.7                               Indemnity and Subrogation.

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 4.2), the Borrowers agree that (a) in the event a payment shall be made by any Guarantor under Section 4 of this Loan Agreement, the Borrowers shall jointly and severally indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold to satisfy a claim of the Lender under Section 4 of this Loan Agreement, the Borrowers shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

4.8                               Contribution and Subrogation.

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 4.2) that, in the event a payment shall be made by any other Guarantor under Section 4 of this Loan Agreement or assets of any other Guarantor shall be sold to satisfy a claim of the Lender and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrowers as provided in Section 4.7, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.11, the date of the Joinder Agreement executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 4.8 shall be subrogated to the rights of such Claiming Guarantor under Section 4.7 to the extent of such payment.

4.9                               Subordination.

Notwithstanding any provision of this Loan Agreement to the contrary, all rights of the Guarantors under Section 4.7 and Section 4.8 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the final payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrowers or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

4.10                        Termination.

Unless any Guarantor is expressly released in writing prior to such time by the Lender, the guarantees made under this Section 4 (a) shall terminate when all the Guaranteed Obligations (other than those Guaranteed Obligations relating to Bank Products) have been paid in full in cash, and (b) shall continue to be effective if at any time payment, or any part thereof, of any Credit Party Obligation is rescinded or must otherwise be restored by the Lender or any Guarantor upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise. In connection with the foregoing, the Lender shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments, without representation or recourse, which such Guarantor shall reasonably request from time to time to evidence such termination and release.

4.11                        Savings Clause.

(a)           It is the intent of each Guarantor and the Lender that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i)            in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Lender) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)           in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)          in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b)           The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 4.11(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c)           This Section 4.11 is intended solely to preserve the rights of the Lender hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 4.11 as against the Lender that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 5
CONDITIONS

5.1                               Closing Conditions.

The obligation of the Lender to enter into this Loan Agreement and to make the initial loans shall be subject to satisfaction of the following conditions:

(a)           Executed Loan Documents. Receipt by the Lender of duly executed copies of: (i) this Loan Agreement, (ii) the Collateral Documents, and (iii) all other Loan Documents.

(b)           Organizational Documents. Receipt by the Lender of the following with respect to each Credit Party:

(i)            Charter Documents. Certified articles of incorporation, articles of organization or other charter documents of each Credit Party, as applicable, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of each Credit Party to be true and correct as of the Closing Date.

(ii)           Bylaws; Etc. A copy of the bylaws, operating agreement or other governing document of each Credit Party, as applicable, certified by a secretary or assistant secretary of each Credit Party to be true and correct as of the Closing Date.

(iii)          Resolutions. Copies of resolutions of the board of directors or consent of members, as applicable for each Credit Party, approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of each Credit Party to be true and correct and in force and effect as of the Closing Date.

(iv)          Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(v)           Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(c)           Opinions of Counsel. The Lender shall have received, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Lender, customary legal opinions of counsel for the Credit Parties.

(d)           Personal Property Collateral. The Lender shall have received:

(i)            searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office and state of organization of each of the Credit Parties, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)           duly authorized UCC financing statements for each appropriate jurisdiction as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interest in the Collateral;

(iii)          searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Lender in order to perfect the Lender’s security interest in the Intellectual Property;

(iv)          duly executed notices of grant of security interest in the form required by the Security Agreement and Pledge Agreement as are necessary, in the Lender’s reasonable discretion, to perfect the Lender’s security interest in the Collateral;

(v)           all Capital Stock certificates and, as requested by the Lender at any time and from time to time, instruments and chattel paper in the possession of any of any Credit Party, together with allonges, stock powers or assignments as may be necessary or appropriate to perfect the Lender’s security interest in the Collateral; and

(vi)          in the case of any personal property Collateral located at a premises leased by any Credit Party, use commercially reasonable efforts to obtain such estoppel letters, consents and waivers (consisting of those previously delivered to the Lender) from the landlords on such real property as may be reasonably required by the Lender.

(e)           Evidence of Insurance. Receipt by the Lender of copies of insurance policies or certificates of insurance of each Credit Party evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Lender as additional insured (in the case of liability insurance) or loss payee (in the case of casualty insurance) on behalf of the Lender.

(f)            Consents. Receipt by the Lender of evidence that all governmental, investor and third party consents and approvals necessary or desirable in connection with the Transactions and no law or regulation shall be applicable which in the judgment of the Lender could have such effect.

(g)           Officer’s Certificates. The Lender shall have received a certificate or certificates executed by an Executive Officer of each Credit Party, substantially in the form of Exhibit 5.1(g), stating that (i) there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (A) affecting this Agreement or the other Loan Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (B) that purports to affect any Credit Party or any of its Subsidiaries, or any Transaction, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date, (ii) immediately after giving effect to this Agreement, the other Loan Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Loan Documents are (1) with respect to representations and warranties that contain a materiality qualification, true and correct and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, and (C) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 7.10 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of September 30, 2011 and (iii) each of the other conditions precedent in Section 5.1 have been satisfied, except to the extent the satisfaction of any such condition is subject to the reasonable judgment or discretion of the Lender.

(h)           Corporate Structure. The corporate capital and ownership structure, operating agreement and management of each Credit Party (after giving effect to the Transactions) shall be satisfactory to the Lender.

(i)            Financial Statements.  The Lender shall have received copies of the financial statements referred to in Section 6.1, each in form and substance satisfactory thereto.

(j)            No Material Change. There shall not have occurred a Material Adverse Effect since June 30, 2011.

(k)           Solvency Certificate.  The Lender shall have received an officer’s certificate prepared by an Executive Officer as to the solvency of the Credit Parties and their Subsidiaries, taken as a whole, after giving effect to the Transactions and the initial borrowings under the Loan Documents, in substantially the form of Exhibit 5.1(l) hereto.

(l)            Existing Indebtedness of the Credit Parties.  All of the existing Indebtedness for borrowed money of the Credit Parties and their Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 8.1) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(m)          Existing Liens.  The Lender shall have received satisfactory evidence that the UCC-1 Financing Statement bearing file number 200900293207 recorded with the Florida Department of State on April 9, 2009, naming NS3 Health, LLC as debtor and McKesson Corporation as secured party, has been terminated or subordinated in a manner satisfactory to the Lender.

(n)           Fees and Expenses. Payment by the Credit Parties to the Lender of all reasonable and documented fees and out-of-pocket expenses relating to the Loan Facilities which are due and payable on the Closing Date.

(o)           Other. Receipt and approval by the Lender of such other documents, instruments, agreements or information as reasonably requested by the Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, management agreements, employment agreements, stockholder agreements, contingent liabilities and management of the Credit Parties.

5.2                               Conditions to all Extensions of Credit.

The obligations of the Lender to make any Loan (including the initial Loans) or to issue, amend, renew or extend any Letter of Credit, are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

(a)           The Credit Parties’ Agent shall have delivered, in the case of any Revolving Loan, an appropriate Notice of Borrowing, Notice of Continuation or Application and Agreement for Standby Irrevocable Letter of Credit;

(b)           The representations and warranties set forth in Section 6 shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such extension of credit as if made on and as of such date, in each case except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; and

(c)           No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

The delivery of each Notice of Borrowing or Application and Agreement for Standby Irrevocable Letter of Credit and each request for a Loan and each issuance, amendment, extension or renewal of any Letter of Credit shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b) and (c) above.

SECTION 6
REPRESENTATIONS AND WARRANTIES

The Credit Parties hereby represent to the Lender that:

6.1                               Financial Condition.

(a)           The audited Combined financial statements of the Credit Parties and their Subsidiaries for the fiscal year ended June 30, 2009, June 30, 2010 and June 30, 2011 together with the related Combined statements of income or operations, equity and cash flows for such fiscal years (collectively, the “Delivered Financial Statements”) were prepared in accordance with GAAP consistently applied throughout the periods indicated, are correct and complete in all material respects and are consistent with the books and records of the Credit Parties and their Subsidiaries. Subject to the foregoing, the Delivered Financial Statements fairly present the Combined financial condition of the Credit Parties and their Subsidiaries for the periods covered thereby or the dates thereof, as applicable, and the related statements of income and cash flows fairly present in all material respects the Combined results of the operations of the Credit Parties and their Subsidiaries for the periods indicated. During the period from June 30, 2011, to and including the Closing Date, (i) there has been no sale, transfer or other disposition by the Credit Parties and their Subsidiaries of any material part of the business or property of the Credit Parties and their Subsidiaries, taken as a whole, and (ii) no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the Combined financial condition of the Credit Parties and their Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lender on or prior to the Closing Date. As of the Closing Date, the Credit Parties and their Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected in the foregoing financial statements or in the notes thereto.

(b)           The financial statements of the Credit Parties and their Subsidiaries delivered to the Lender pursuant to Section 7.1(a) and (b) from time to time have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the Combined financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such applicable periods.

6.2                               No Material Change.

Since June 30, 2011, there has been no development or event relating to or affecting any of the Credit Parties which has had or could reasonably be expected to have a Material Adverse Effect.

6.3                               Organization and Good Standing.

Each Credit Party (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

6.4                               Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has the corporate or other necessary company power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings, other extensions of credit and guarantees on the terms and conditions of this Loan Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Credit Party is a party, except for consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4, or consents, authorizations, notices and filings, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.  This Loan Agreement has been, and each other Loan Document to which any Credit Party is a party will be, duly executed and delivered on behalf of such Credit Party. This Loan Agreement constitutes, and each other Loan Document to which each Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5                               No Conflicts.

Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by any Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) (i) with respect to the execution and delivery of the Loan Documents, violate, contravene or conflict in any material respect with any Requirement of Law or any other law, regulation (including, without limitation, Regulation T, U or X), order, writ, judgment, injunction, decree or permit applicable to it or (ii) with respect to the consummation of the transactions contemplated in the Loan Documents and the performance of and compliance with the terms and provisions thereof by any Credit Party, violate, contravene or conflict in any material respect with any Requirement of Law or any other law, regulation (including, without limitation, Regulation T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, unless such violation, contravention or conflict could not reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound unless such violation, contravention or conflict could not reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Loan Documents) upon or with respect to its properties.

6.6                               No Default.

No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default in any respect under any lease, which default entitles the lessor to any prepayment penalties, accelerated payments or similar remedies unless such default could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists.

6.7                               Ownership.

Each Credit Party has good title to, or has the rights to use, all of its owned assets, and none of such owned assets is subject to any Lien other than Permitted Liens.

6.8                               Indebtedness.

Except as otherwise permitted under Section 8.1, the Credit Parties and their Subsidiaries have no Indebtedness.

6.9                               Litigation.

There does not exist any pending or, to the knowledge of the Credit Parties, threatened action, suit, investigation, claim or legal, equitable, arbitration or administrative proceeding against any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

6.10                        Taxes.

Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all income tax returns involving an amount in excess of $20,000 and all other material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested (or with respect to which a dispute exists in connection with an ongoing audit by an appropriate governmental agency) in good faith and by appropriate proceedings, and against which adequate reserves are being maintained in accordance with GAAP.  None of the Credit Parties or their Subsidiaries is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries that if made could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.11                        Compliance with Law.

Each Credit Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.  There exists no event, occurrence, condition or act, which, with the giving of notice, the lapse of time or the occurrence of any further event or condition, would constitute a violation of any Requirement of Law by any Credit Party which could reasonably be expected to cause a Material Adverse Effect.

6.12                        ERISA.

(a)           During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b)           The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

(c)           None of the Credit Parties, nor any ERISA Affiliate, has incurred, or, to the knowledge of the Executive Officers of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of the Credit Parties, nor any ERISA Affiliate, would become subject to any withdrawal liability under ERISA if any Credit Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Credit Party, nor any ERISA Affiliate, has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of the Executive Officers of such parties, reasonably expected to be in reorganization, insolvent, or terminated.

(d)           No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

(e)           No Credit Party, nor any ERISA Affiliate, has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(l) of ERISA) to which Sections 601-609 of ERISA and Section 49808 of the Code apply has been administered in compliance in all material respects with such sections.

(f)            Neither the execution and delivery of this Loan Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

6.13                        Corporate Structure; Capital Stock, Etc.

Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries, joint ventures and partnerships of the Credit Parties (other than Excluded Entities) as of the Closing Date.  Information on the attached Schedule includes the following: (i) jurisdiction of incorporation, (ii) number of shares of each class of, or membership interests constituting, Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class or membership interests owned (directly or indirectly) by the Credit Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date.  The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable (or, if applicable, all required contributions of equity have been made with respect to any outstanding Capital Stock) and is owned by the Credit Parties, directly or indirectly, in the manner set forth on Schedule 6.13, free and clear of all Liens (other than Permitted Liens).  No Credit Party has outstanding any securities convertible into or exchangeable for its Capital Stock, nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

6.14                        Governmental Regulations, Etc.

(a)           None of the transactions contemplated by this Loan Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or of Regulation U and in no event shall the proceeds of the Loans be used for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U.

(b)           None of the Credit Parties is (i) an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

6.15        Purpose of Loans.

The proceeds of the Loans hereunder shall be or have been used as follows: (a) to refinance certain existing Indebtedness of the Credit Parties and their Subsidiaries, (b) to provide for financing of Permitted Acquisitions, working capital and other corporate purposes of the Credit Parties and (c) to pay any costs, fees or other expenses arising from, or associated with, the Transactions.

6.16                        Environmental Matters.

(a)           Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Business, and, to the knowledge of any Credit Party, there are no conditions relating to the Real Properties or the Business that could reasonably be expected to give rise to liability in excess of $500,000.00 under any applicable Environmental Laws.

(b)           None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or that could reasonably be expected to give rise to liability in excess of $500,000.00 under, Environmental Laws.

(c)           No Executive Officer of the Credit Parties has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Business, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)           Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of the Credit Parties in violation of, or in a manner that could reasonably be expected to give rise to liability in excess of $500,000.00 under, any applicable Environmental Law.

(e)           No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Credit Parties, the Real Properties or the Business.

(f)            There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Credit Parties in connection with the Real Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability in excess of $500,000.00 under Environmental Laws.

(g)           Except as set forth in Schedule 6.16, no Credit Party requires any environmental permits for the operation of its business as of the Closing Date.

(h)           Each Credit Party has at all times complied in all material respects with all Environmental Laws except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

6.17                        Intellectual Property.

The Credit Parties own, or have the legal right to use, all trademarks, service marks, trade names, trade dress, patents, copyrights, trade secrets, technology, internet domain names, know-how and processes (the “Intellectual Property”) necessary for such parties to conduct their respective businesses as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by the Credit Parties, or that the Credit Parties have the right to use.  Other than as set forth on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does any Credit Party know of any such claim, and, to its knowledge, the use of the Intellectual Property by the Credit Parties or the granting of a right or a license in respect of the Intellectual Property from the Credit Parties does not infringe on the rights of any Person. As of the Closing Date, none of the owned Intellectual Property of the Credit Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18                        Solvency.

After giving effect to the execution and delivery of the Loan Documents, the making of any Loans under this Loan Agreement and the consummation of the Transactions, the Credit Parties, taken as a whole, will not be “insolvent,” within the meaning of such term as defined in §101 of the Bankruptcy Code, be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

6.19                        Investments.

All Investments of each of the Credit Parties and their Subsidiaries are Permitted Investments.

6.20                        Business Locations.

Set forth on Schedule 6.20(a) is a list of all offices and places of business of each Credit Party located in the United States of America as of the Closing Date. Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of each Credit Party is located as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Credit Party as of the Closing Date.

6.21                        Disclosure.

The Credit Parties have disclosed to the Lender all agreements, instruments, and corporate or other restrictions to which each Credit Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (other than projections) furnished by or on behalf of the Credit Parties to the Lender in connection with the negotiation of this Loan Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading. All projections delivered prior to, at, or after the Closing Date are based upon estimates and assumptions, all of which the Credit Parties believe to be in good faith in light of conditions and facts known to Credit Parties as of the date of delivery of such projections and, as of the Closing Date, reflect the Credit Parties’ good faith estimate of the future financial performance of the Credit Parties and of the other information projected therein for the period set forth therein as of the date of the applicable projections (it being recognized by the Lender that actual results during the period or periods covered by any such projections may materially differ from projected results).

6.22                        Brokers’ Fees.

Except in connection with the closing of the Transactions, as further set forth in Schedule 6.22, or as provided in the Loan Documents, no Credit Party has an obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

6.23                        Labor Matters.

Except as set forth on Schedule 6.23, (a) there are no collective bargaining agreements covering the employees of any of the Credit Parties or their Subsidiaries as of the Closing Date, and (b) neither any Credit Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.24                        Certificates.

Each Credit Party is in good standing with respect to all governmental approvals, permits, licenses, certificates (including, without limitation, doing business certificates in all states it currently does business), inspections, consents and franchises necessary to continue to conduct its business and the businesses heretofore conducted by its predecessors and to own or lease and operate its properties except where the failure to possess the same could not reasonably be expected to have a Material Adverse Effect.

6.25                        Subsidiaries.

The Credit Parties have no Subsidiaries other than listed on Schedule 6.25 or permitted pursuant to Section 8.12 of this Loan Agreement.

6.26                        Names.

No Credit Party, nor any predecessor of such parties has, during the five (5) years preceding the Closing Date, been known as or used any other corporate, fictitious or trade names or trade styles, other than the present corporate name of the Credit Parties and the names listed on Schedule 6.26 hereto;

6.27                        No Governmental Approvals.

No governmental approvals, permits, certificates, consents or franchises in existence as of the date of this Loan Agreement contains and, except as otherwise disclosed in writing to the Lender hereafter, none of said governmental approvals, permits, certificates, consents or franchises granted after the date of this Loan Agreement will contain any term, provision, condition or limitation to the knowledge of the Credit Parties which is more burdensome than such as are generally applicable to Persons engaged in the same or similar businesses as the Credit Parties, and which term, provision, condition or limitation could reasonably be expected to have a Material Adverse Effect.

6.28                        Compliance with OFAC Rules and Regulations.

(a)           None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b)           None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

6.29                        Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended.  Neither any Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

SECTION 7
AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that until such time as this Loan Agreement has been terminated in accordance with the terms of Section 10.13(b):

7.1                               Information Covenants.

The Credit Parties will furnish, or cause to be furnished, to the Lender:

(a)           Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrowers, a Combined balance sheet, profit and loss statement and statement of cash flow of the Credit Parties and their Subsidiaries as of the end of such fiscal year, together with related Combined statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants acceptable to the Lender and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified as to the status of each of the Credit Parties and their Subsidiaries as a going concern or any other material qualifications or exceptions.

(b)           Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter of the Borrowers, a Combined balance sheet and profit and loss statement of the Credit Parties and their Subsidiaries as of the end of such quarter, in each case setting forth in comparative form Combined figures for the corresponding period of the preceding fiscal year, together with statements of retained earnings and cash flows for such quarter for each Borrower and its respective Subsidiaries.  All such financial information described above to be in reasonable form and detail and acceptable to the Lender, and accompanied by a certificate of an Executive Officer of each of the Borrowers to the effect that such quarterly financial statements fairly present the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP (exclusive of footnotes required under GAAP), subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

(c)           Annual Operating Budget and Cash Flow.  As soon as available, but in any event no later than thirty (30) days after the end of each fiscal year (including the fiscal year ending June 30, 2012), a copy of the reasonably detailed annual operating budget or plan including cash flow projections of the Credit Parties and their Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form reasonably acceptable to the Lender, together with a summary of the material assumptions made in the preparation of such annual budget or plan.

(d)           Officer’s Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Credit Parties’ Agent substantially in the form of Exhibit 7.1(d), (i) demonstrating compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

(e)           Auditor’s Reports. Promptly upon receipt thereof, a copy of any “management letter” or other report submitted by independent accountants to the Credit Parties in connection with any annual, interim or special audit of the books of such Person reporting any internal control deficiencies, and upon the occurrence and during the continuance of any Event of Default, a copy of any “management letter” or other report submitted by independent accountants to the Credit Parties in connection with any annual, interim or special audit of the books of such Person reporting on any other matter other than with respect to internal control deficiencies.

(f)            Aging and Member Volume Reports.  As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Borrowers, (i) aging reports with respect to accounts receivable of the Credit Parties and their Subsidiaries and (ii) a member volume report, in each case prepared in accordance with prior practices and otherwise in form and detail reasonably acceptable to the Lender.

(g)           Reports. Promptly upon transmission or receipt thereof, (i) if the Company is a publicly reporting company, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Credit Party shall send to its shareholders or to a holder of any Indebtedness owed by any Credit Party in its capacity as such a holder and (ii) with reasonable promptness, upon the request of the Lender, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(h)           Notices. Upon any Executive Officer of any Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Lender immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Party proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Credit Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect, or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, slate or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

(i)            ERISA. Upon any Executive Officer of any Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Lender promptly (and in any event within five (5) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any such Credit Party or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any such Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Credit Party briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Party with respect thereto. Promptly upon request, the Credit Parties shall furnish the Lender and the Lender with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(j)            Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by an Executive Officer of the Credit Parties setting forth (i) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to the Credit Parties since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Credit Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Lender.

(k)                                 Annual Insurance Certificates. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), copies of insurance certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Lender as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lender.

(l)                                     Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties as the Lender may reasonably request.

7.2                               Preservation of Existence and Franchises.

Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4, the Credit Parties will do, and will cause all of the Subsidiaries to do, all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

7.3                               Books and Records.

Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate Books and Records of their respective transactions in accordance with its historical accounting practices on the basis of GAAP to the extent applicable to such transactions (including the establishment and maintenance of appropriate reserves).

7.4                               Compliance with Law.

Each Credit Party will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property.

7.5                               Payment of Taxes and Other Claims.

Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties; provided, however, that the Credit Parties and their Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested (or with respect to which a dispute exists in connection with an ongoing audit by an appropriate governmental agency) in good faith by appropriate proceedings and as to which adequate reserves therefore have been established in accordance with GAAP, unless the failure to make any such payment could reasonably be expected to have a Material Adverse Effect.

7.6                               Insurance.

Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The Lender shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Lender, that it will give the Lender ten (10) days prior written notice before any such policy or policies shall be altered or canceled. The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

7.7                               Maintenance of Property.

Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8                               Use of Proceeds.

The Credit Parties will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

7.9                               Audits/Inspections.

During normal business hours and, for so long as no Event of Default exists, upon reasonable prior written notice by the Lender to the Credit Parties’ Agent, the Credit Parties will permit representatives appointed by the Lender, including, without limitation, independent accountants, the Lender’s attorneys, and appraisers to audit, visit and inspect its property, including its Books and Records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Lender or its representatives to investigate and verify the accuracy of information provided to the Lender and to discuss all such matters with the officers of such Credit Parties.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Credit Parties shall not be obligated to reimburse the Lender for the costs and expenses of more than one such audit, visit and inspection in any 12 month period.

7.10                        Financial Covenants.

The following shall be effective and applicable to the Credit Parties:

(a)                                 Maximum Ratio of Total Liabilities to Tangible Net Worth.  The Ratio of Total Liabilities to Tangible Net Worth, calculated as of the last day of each fiscal quarter, shall not exceed 1.00 to 1.00.

(b)                                 Minimum EBITDA Coverage Ratio. The EBITDA Coverage Ratio, calculated as of the last day of each fiscal quarter, shall be greater than or equal to 3.00 to 1.00.

(c)                                  Maximum Total Leverage Ratio.  The Total Leverage Ratio, calculated as of the last day of each fiscal quarter, shall be less than or equal to 1.50 to 1.00.

7.11                        New Subsidiaries.

As soon as practicable and in any event within thirty (30) days after any Person becomes a direct or indirect Subsidiary (other than the Excluded Subsidiaries) of any Credit Party, such Credit Party shall (a) provide the Lender with written notice thereof, (b) cause any such Subsidiary to execute a Joinder Agreement in substantially the same form as Exhibit 7.11, (c) deliver such other documentation as the Lender may reasonably request in connection with the foregoing, including, without limitation, items of the types required to be delivered pursuant to Section 5.1(b), (c), (d) and (e) with respect to a Person of such type, all in form, content and scope reasonably satisfactory to the Lender and (d) otherwise comply with Section 7.12 in respect of such Person. In addition, such Credit Party shall cause all Domestic Subsidiaries (other than the Excluded Subsidiaries), now or hereafter formed or acquired, to execute a Security Agreement and Pledge Agreement in the form executed by each Credit Party on the Closing Date and any related documents as may be reasonably required by the Lender.

7.12                        Pledged Assets.

Each of the Credit Parties will (a) cause all of their owned personal Property other than Excluded Assets to be subject at all times to first priority, perfected Liens in favor of the Lender to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date with reasonable promptness, such other additional security documents as the Lender shall reasonably request, subject in any case to Permitted Liens and (b) with reasonable promptness, deliver such other documentation as the Lender may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, mortgages, fixture filings, real estate title insurance policies, surveys, environmental reports, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Lender’s Liens thereunder) and other items of the types required to be delivered pursuant to this Agreement, all in form, content and scope reasonably satisfactory to the Lender.  It is understood and agreed that the Credit Parties shall not be required to pledge the Capital Stock of any Excluded Subsidiary or any other Excluded Entity to the Lender as Collateral for the Loans.

7.13                        Landlord and Mortgagee Consents.

If any of the Collateral at any time will be located on any premises which are leased by any Credit Party from a third party, such Credit Party shall, at the request of the Lender, use commercially reasonable efforts to cause each such third party lessor to execute in favor of the Lender a landlord’s waiver and consent in a form requested by the Lender or otherwise reasonably acceptable to the Lender.

7.14                        Deposit Accounts.

(a)                                 The Credit Parties shall maintain all of their primary deposit accounts with the Lender.

(b)                                 Within 30 days after the request from the Lender, the Credit Parties will (i) cause all cash receipts, checks and cash proceeds of accounts receivable and other Collateral to be deposited only into depository accounts with financial institutions that have entered into account control agreements in a form acceptable to the Lender and (ii) cause all securities accounts to be maintained with financial institutions that have entered into account control agreements in a form acceptable to the Lender.  Such account control agreements shall provide that at any time following the occurrence and during the continuance of an Event of Default, the Lender shall be entitled to direct the financial institutions party thereto to cause all funds of the Credit Parties held in such accounts to be transferred immediately and at any time thereafter to the Lender to be applied to the Credit Party Obligations or held as Collateral, as the Lender deems appropriate.  The provisions of this Section 7.14(b) shall not apply to (i) deposit accounts or securities accounts for which the Lender or its Affiliates is the depositary or securities intermediary, (ii) the deposit account with Bank of America, N.A. identified to the Lender prior to the Closing Date, so long as the aggregate balance in such account does not exceed $8,000,000 at any time, (iii) deposit accounts that are Excluded Accounts and (iv) other securities account, so long as the balance in any such account does not exceed $1,000,000 and the aggregate balance in all such accounts does not exceed $5,000,000.

7.15                        Further Assurances.

Upon the reasonable request of the Lender, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Lender, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Loan Documents and all applicable Requirements of Law.

SECTION 8
NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that until such time as this Loan Agreement has been terminated in accordance with the terms of Section 10.13(b):

8.1                               Indebtedness.

The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except, without duplication:

(a)                                 Indebtedness arising under this Loan Agreement and the other Loan Documents;

(b)                                 Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date set forth in Schedule 8.1;

(c)                                  Purchase money Indebtedness hereafter incurred by the Credit Parties and their Subsidiaries to finance the purchase of fixed assets (including through Capital Leases), provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) acquired; (iii) no such Indebtedness shall be refinanced other than by a Permitted Refinancing thereof, and (iv) any such Indebtedness is incurred prior to or within ninety (90) days after such acquisition of the fixed asset or in connection with a Permitted Refinancing thereof;

(d)                                 Obligations of any Credit Party or any Subsidiary in respect of Bank Products;

(e)                                  Indebtedness for taxes not at the time due and payable or which are being actively contested in good faith by appropriate proceedings and against which reserves (to the extent required) in accordance with GAAP have been established by such Credit Party or Subsidiary, but only if the non-payment of such taxes being contested does not result in a Lien upon any property of any Credit Party or Subsidiary that has priority over the Lender’s Lien on the Property;

(f)                                   Contingent liabilities arising out of the endorsement of negotiable instruments in the ordinary course of collection or similar transactions in the ordinary course of business;

(g)                                  Unsecured intercompany Indebtedness among the Credit Parties;

(h)                                 Guaranties by a Credit Party or any Subsidiary of a Credit Party’s obligations of the types listed in clauses (a) through (f) above;

(i)                                     Indebtedness of PPPLP to its limited partners arising pursuant to its Partnership Agreement or the Company to its stockholders arising pursuant to its Stockholders Agreement;

(j)                                    Indebtedness of any Person that becomes a Subsidiary or is merged with and into a Borrower, in each case, after the date hereof, or any Permitted Refinancing thereof; provided, that (i) such Indebtedness exists at the time such Person becomes a Subsidiary or is merged with and into a Borrower and is not created in contemplation of or in connection with such Person becoming a Subsidiary or being merged with and into a Borrower or is a Permitted

Refinancing thereof and (ii) the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $5,000,000 at any time outstanding;

(k)                                 Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits (including contractual and statutory benefits) or property, casualty, liability or credit insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(l)                                     Indebtedness consisting of the financing of insurance premiums;

(m)                             Indebtedness of a Credit Party (including, without limitation, letters of credit) in respect of workers’ compensation claims, performance bonds, bid bonds, surety and appeal bonds, performance and completion guarantees and similar obligations, payment obligations in connection with self-insurance or similar obligations, in the ordinary course of business;

(n)                                 guarantees by Credit Parties in respect of letters of credit issued in the ordinary course of business for the account of the following insurance entities associated with the Company: Premier Insurance Management Services, Inc., American Excess Insurance Exchange, RRG, Premier Insurance Exchange, RRG and American Diversified Reinsurance Limited; provided that the sum of (i) the aggregate undrawn amount of such letters of credit and (ii) the aggregate amount of all letter of credit disbursements made pursuant to such letters of credit that have not been reimbursed on behalf of such insurance entity shall not exceed $15,000,000 at any time; and

(o)                                 other unsecured Indebtedness of the Credit Parties which does not exceed $7,500,000 in the aggregate at any time outstanding.

8.2                               Liens.

The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or hereafter acquired, except for:

(a)                                 Liens in favor of the Lender to secure the Credit Party Obligations;

(b)                                 Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(c)                                  Statutory Liens of landlords (subordinated to the liens of the Lender) and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(d)                                 Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Credit Party or any Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(e)                                  Easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use or marketability of the encumbered Property for its intended purposes;

(f)                                   Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases) of such Person permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof or any Permitted Refinancing thereof, and provided, further, that no such Lien shall at any time be extended to or cover any Property other the Property acquired with such purchase money Indebtedness or subject to such Capital Lease (or Property replacing such Property);

(g)                                  Normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(h)                                 Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(i)                                     any Lien existing on any Property or asset prior to the acquisition thereof by a Credit Party or existing on any Property or asset of any Person that becomes a Subsidiary or is merged with and into a Credit Party after the date hereof prior to the time such Person becomes a Subsidiary or is merged with and into the Borrower or any Subsidiary or any Permitted Refinancing thereof; provided that such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary or is merged with and into a Credit Party, as the case may be, or any Permitted Refinancing thereof;

(j)                                    Liens that are contractual rights of set-off relating to (i) the establishment of depository relations with banks or other financial institutions not given in connection with the issuance or incurrence of Indebtedness or (ii) pooled deposit, automatic clearing house or sweep accounts of a Credit Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of a Credit Party;

(k)                                 non-exclusive licenses, sublicenses, leases or subleases granted to others (i) not interfering in any material respect with the business of the Credit Parties, taken as a whole, and (ii) not securing any Indebtedness;

(l)                                     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, which Indebtedness is permitted to be incurred pursuant to Section 8.1;

(m)                             pledges or deposits of cash and Permitted Investments (i) securing deductibles, self-insurance, co-payment, co-insurance, retentions, indemnification and similar obligations to providers of insurance or (ii) related to workers compensation, unemployment insurance and social security laws or regulations, in each case, not securing Indebtedness and in the ordinary course of business;

(n)                                 deposits to secure performance bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations, in each case in the ordinary course of business;

(o)                                 Liens solely on any cash earnest money deposits or deposits in connection with the indemnity obligations made by a Credit Party in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition;

(p)                                 Liens on the assets of any Foreign Subsidiary of a Borrower solely securing Indebtedness of such Foreign Subsidiary;

(q)                                 Liens so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined by senior management of the applicable Credit Party as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Credit Parties) $1,000,000 at any one time.

(r)                                    Liens arising out of judgments for the payment of money not constituting an Event of Default;

(s)                                   Liens on cash or Cash Equivalents securing a Credit Party’s obligations under guarantees permitted under Section 8.1(n); and

(t)                                    Liens existing as of the Closing Date and set forth on Schedule 8.2, provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.

8.3                               Conduct of Business.

The Credit Parties will not, nor will they permit any Subsidiary to, conduct any business, operations or enterprises other than the Business.

8.4                               Consolidation, Merger, Dissolution, Etc.

Without the Lender’s prior written consent, no Credit Party will, nor will they permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or redeem any of its Capital Stock. Notwithstanding the foregoing, any one or more of the Credit Parties or their Subsidiaries may acquire, merge, or consolidate with one or more of the other Credit Parties or with a Target without the Lender’s consent so long as (a) Credit Parties’ Agent gives the Lender no less than ten (10) days prior written notice of any such event, (b) such event would not result in a Material Adverse Effect, (c) before and after giving effect to any such event no Default or Event of

Default exists or would result therefrom and (d) such acquisition, merger or consolidation is consummated in connection with a Permitted Acquisition, it being understood and agreed that any Credit Party shall be permitted to merge with and into a Target in connection with a Permitted Acquisition; provided, that, to the extent any such Permitted Acquisition is consummated by a Borrower, such Borrower shall be the surviving entity.

8.5                               Acquisition; Asset Dispositions.

Without the Lender’s prior written consent, no Credit Party will, nor will they permit any Subsidiary to, make any Asset Disposition other than any Asset Disposition consisting of (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of such Credit Party’s business, (ii) the sale, lease, license, transfer or other disposition of used, worn out, obsolete or surplus property or property no longer used or useful in the conduct of such Credit Party’s business, (iii) the sale, lease, license or transfer of assets in connection with the closing of the Credit Parties’ leased locations to the extent such leased locations are no longer used or useful in the conduct of such Credit Party’s business, (iv) any Involuntary Disposition by any Credit Party, (v) Intellectual Property that is, in the reasonable judgment of the Credit Parties, no longer economically practicable to maintain or useful in the conduct of the business of the Credit Parties, taken as a whole, (vi) assignments, licenses, sublicenses, leases or subleases (including, of intellectual property) granted to others not interfering in any material respect with the business of the Credit Parties, taken as a whole, (vii) any Credit Party making any Asset Disposition to any other Credit Party, (ix) any sale or discount without recourse of accounts receivable or notes receivable or similar obligations arising in the exercise of the sound business judgment of senior management of the Borrowers or the applicable Subsidiary in connection with the compromise, settlement or collection thereof, (x) any transfer of cash and any sale or liquidation of Permitted Investments, in each case, for cash at fair market value (as determined by senior management of such Credit Party), and (xi) any other Asset Disposition at fair market value; provided that (1) at the time of such Asset Disposition, no Event of Default shall have occurred and be continuing or shall result from such Asset Disposition and (2) the aggregate amount of all Asset Dispositions shall not exceed $125,000,000 during the term of this facility.

8.6                               Investments.

No Credit Party will, nor will they permit any Subsidiary to, make any Investments, except for:

(a)                                 Investments consisting of cash and Cash Equivalents including amounts held in any Credit Party’s deposit accounts or investment accounts;

(b)                                 Investments consisting of accounts receivable created, acquired or made by any a Credit Party or any Subsidiary in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(c)                                  Investments consisting of Capital Stock, obligations, securities or other property received by any Credit Party or any Subsidiary in settlement of accounts receivable

(created in the ordinary course of business) (i) from bankrupt or insolvent obligors or (ii) arising from any litigation, arbitration or other dispute;

(d)                                 Investments existing as of the Closing Date and set forth in Schedule 8.6;

(e)                                  Investments in the form of one or more Permitted Acquisitions;

(f)                                   Loans to and other Investments in any Credit Party;

(g)                                  guarantees by any Credit Party of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(h)                                 Investments in connection with Hedging Agreements;

(i)                                     Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(j)                                    Investments with respect to performance of bonds, bankers’ acceptances, workers’ compensation claims, surety and appeal bond payments, obligations in connection with self insurance or similar obligations and bank overdrafts;

(k)                                 Investments made in accordance with the Investment Guidelines; and

(l)                                     other Investments by the Credit Parties which do not exceed $50,000,000 in the aggregate at any time outstanding.

8.7                               Restricted Payments.

(a)                                 The Credit Parties (other than PPPLP) will not, nor will they permit any Subsidiary (including any Subsidiary of PPPLP) to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the Capital Stock of such Person and (ii) to make dividends or other distributions payable to the Credit Parties.

(b)                                 PPPLP will not, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment; provided, however, PPPLP shall be permitted to make dividends or other distributions so long as (i) no Default or Event of Default has occurred or is continuing or would result therefrom, (ii) the Credit Parties have demonstrated to the reasonable satisfaction of the Lender that, after giving effect to such Restricted Payment on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.10 and (iii) the aggregate amount of all Restricted Payments made by PPPLP in any Four Quarter Period shall not exceed an amount equal to 95% of the portion of Combined EBITDA determined as of the end of the Four Quarter Period most recently ended attributable to PPPLP during such Four Quarter Period.

8.8                               Prepayment of Other Indebtedness, Etc.

Except with respect to the Credit Party Obligations and Indebtedness permitted under Section 8.1(c), the Credit Parties will not, nor will they permit any Subsidiary to amend or modify any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to any such Credit Party or such Subsidiary or the Lender, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

8.9                               Transactions with Insiders.

Without the Lender’s prior written consent (which consent shall not be unreasonably withheld), no Credit Party will, nor will they permit any Subsidiary to, enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of a Credit Party that is not a Credit Party other than (a) normal compensation, fees and advances to and reimbursement of expenses of and indemnities provided for the benefit of officers and directors, (b) transactions in the ordinary course of business and under terms and conditions no less favorable to the Credit Party than could be obtained if disinterested parties were involved at arms-length, and (c) transactions and payments otherwise permitted by this Section 8.

8.10                        Fiscal Year; Organizational Documents; Change of Credit Party Name.

The Credit Parties will not, nor will they permit any Subsidiary to, (a) amend, modify or change their respective articles of organization (or corporate charter or other similar organizational document), operating agreement (or bylaws or other similar document) in a manner adverse to the rights of the Lender under the Loan Documents, (b) change their respective fiscal year or (c) change or permit the change of its name without providing the Lender with prior written notice. In the event of any change of a Credit Party name, such Credit Party does hereby authorize the Lender to file such additional UCC financing statements as the Lender may deem necessary or desirable in the Lender’s reasonable discretion.  No Credit Party will, nor will it permit any of its Subsidiaries to, change its accounting method (except in accordance with GAAP) in any manner adverse to the interests of the Lender without the prior written consent of the Lender.

8.11                        Limitation on Restricted Actions.

Except as is otherwise expressly provided for in this Loan Agreement, the Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than restrictions imposed by law) on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property to any Person, or (e) (i) pledge its Property except pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions (including any Permitted Refinancing) thereof or (ii) act as a Credit Party pursuant to the Loan

Documents or any renewals, refinancings, exchanges, refundings or extensions (including any Permitted Refinancing) thereof, except (in respect of any of the matters referred to in clauses (a)-(e)(i) above) for such encumbrances or restrictions existing under or by reason of (A) this Loan Agreement and the other Loan Documents, (B) applicable law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (D) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

8.12                        Ownership of Subsidiaries.

Notwithstanding any other provisions of this Loan Agreement to the contrary, the Credit Parties will not, nor will they permit any Subsidiary to, (i) without the Lender’s written approval, create any Foreign Subsidiary; or (ii) as to any Subsidiary approved in writing by the Lender, permit any Person (other than a Credit Party) to own any Capital Stock of any Subsidiary of any Credit Party, or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of any Credit Party.

8.13                        Sale Leasebacks.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless the underlying Asset Disposition would be permitted under Section 8.5.

8.14                        No Negative Pledges.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of their respective Property in favor of the Lender (for the benefit of the Lender) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations.

SECTION 9
EVENTS OF DEFAULT

9.1                               Events of Default.

An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

(a)                                 Payment. Any Credit Party shall

(i)                                     default in the payment when due of any principal in respect of any of the Loans, or of any reimbursement obligation in respect of any LC Disbursement due by such Credit Party; or

(ii)                                  default, and such default shall continue for three (3) or more Business Days, in payment (A) of any Fees, interest, expenses or other charges or other amounts owing hereunder (specifically excluding those amounts described in Section 9.1(a)(i)), or (B) in the payment of amounts owing under Bank Products, or (C) in the payment of other amounts owing under any of the other Loan Documents or in connection herewith or therewith; or

(iii)                               fail to pay on the Guaranty included in Section 4 of this Loan Agreement in respect of any of the foregoing or in respect of any other Guaranteed Obligation hereunder (after giving effect to the grace period in clause (ii)).

(b)                                 Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

(c)                                  Covenants. Any Credit Party shall

(i)                                     default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1 (but only after the passage of five (5) Business Days without cure of such default), 7.2, 7.8, 7.10, 7.11, 7.12, 7.13, 7.15 or Section 8;

(ii)                                  default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Loan Agreement or the other Loan Documents and such default shall continue unremedied for a period of thirty (30) days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Lender to the Credit Parties’ Agent; or

(d)                                 Other Loan Documents. any Loan Document shall fail to (i) be in full force and effect or (ii) give the Lender the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

(e)                                  Guaranties. The guaranty given by any Guarantor under Section 4 of this Loan Agreement (including any Person after the Closing Date in accordance with Section 7.11) or any provision thereof shall cease to be in full force and effect other than by the express written release of such Guarantor by the Lender, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.11) hereunder or any Person acting by or on behalf of such Guarantor shall deny, terminate or disaffirm such Guarantor’s obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

(f)                                   Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Credit Party; or

(g)                                  Defaults under Other Agreements.

(i)                                     Any Credit Party or any of its Subsidiaries shall default in the performance or observance (beyond the applicable grace or cure period with respect thereto, if any) or any obligation or condition of any contract or lease to any such Credit Party or Subsidiary if such default could reasonably be expected to have a Material Adverse Effect; or

(ii)                                  With respect to any Indebtedness (other than Indebtedness outstanding under this Loan Agreement) in excess of $1,500,000 in the aggregate for the Credit Parties and their Subsidiaries: (A) either (1) default in any payment shall occur and continue (beyond the applicable grace or cure period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or the Lender on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

(h)                                 Judgments. A judgment or order by any court for the payment of money which causes the aggregate amount of all judgments and orders by any court in any fiscal year (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) to exceed $1,500,000 and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)                                     ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities: (i) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) Any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

(j)                                    Change of Control. There shall occur a Change of Control; or

(k)                                 Actions. If any Credit Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of the Property of any Credit Party that could reasonably be expected to result in a Material Adverse Effect; or

(l)                                     Uninsured Losses; Unauthorized Dispositions. Any loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and other Loan Documents and subject to such deductibles as the Lender shall have agreed to in writing) of any of Property of any Credit Party that could reasonably be expected to result in a Material Adverse Effect; or

(m)                             Business Disruption; Condemnation, There shall occur a cessation of a substantial part of the business of any Credit Party for a period which significantly affects such Credit Party’s capacity to continue its business, on a profitable basis for which such Credit Party does not have adequate business interruption insurance in an amount and in substance satisfactory to the Lender in the Lender’s reasonable discretion, and such cessation of business of any such Credit Party could reasonably be expected to result in a Material Adverse Effect on the Credit Parties, taken as a whole, as determined by the Lender in the Lender’s reasonable discretion; or any Credit Party shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Credit Party which is necessary to the continued or lawful operation of its business, and such loss or revocation of such license of permit of any such Credit Party could reasonably be expected to result in a Material Adverse Effect on the Credit Parties, taken as a whole, as determined by the Lender in the Lender’s reasonable discretion; or any Credit Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs, and such action could reasonably be expected to result in a Material Adverse Effect on the Credit Parties, taken as a whole, as determined by the Lender in the Lender’s reasonable discretion; or any material lease or agreement pursuant to which any Credit Party leases, uses or occupies any of its properties shall be canceled or terminated prior to the expiration of its stated term, and such cancellation or termination of any material lease or agreement of any such Credit Party could reasonably be expected to result in a Material Adverse Effect on the Credit Parties, taken as a whole, as determined by the Lender in the Lender’s reasonable discretion; or any Property of any Credit Party shall be taken through condemnation or the value of such Property shall be impaired through condemnation, and such condemnation or impairment of Property of any such Credit Party could reasonably be expected to result in a Material Adverse Effect on the Credit Parties, taken as a whole, as determined by the Lender in the Lender’s reasonable discretion; or

(n)                                 Priority. If the Lender shall receive at any time following the Closing Date, a report indicating that, with the exception of Permitted Liens, the Lender’s security interest does not have a first priority ranking.

9.2                               Acceleration; Remedies.

Upon the occurrence of an Event of Default described in Section 9.1(f) of this Loan Agreement or any other Loan Document, the unpaid balance of all Credit Party Obligations shall be automatically due and payable and the Revolving Credit Commitments shall automatically terminate. Upon the occurrence of any such Event of Default described in the first sentence hereof, or any other Event of Default, the Lender may, at its option, take any of the following actions:

(a)                                 Termination of Revolving Commitment. Declare the Revolving Commitment terminated whereupon the Revolving Commitment shall be immediately terminated.

(b)                                 Acceleration. Declare any or all of the unpaid Credit Party Obligations to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

(c)                                  Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against any Guarantor, all rights of set-off and all other rights and remedies existing under applicable law.

SECTION 10
MISCELLANEOUS

10.1                        Notices.

Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid by a reputable national overnight air courier service offering delivery service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Lender, set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

if to any Credit Party, to Credit Parties’ Agent:

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

Attn:                    Treasury Manager

Tel:                           704.816.5005

Fax:                       704.816.5005

With copies (which shall not constitute notice to any Credit Party) to:

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC  28277

Attn:                    General Counsel

Tel:                           704-816.

Fax:                       704-816.

McDermott Will & Emery LLP

2049 Century Park East

38th Floor

Los Angeles, CA  90067

Attn:                    David Klatsky, Esq.

Tel:                           310-277-4110

Fax:                       310-277-4730

if to the Lender:

Wells Fargo Bank, National Association

301 S. Tryon St., 28th Floor

MAC D1130-286

Charlotte, North Carolina 28288

Attn:                    Suzanne Morrison

Tel:                           704-383-3497

Fax:                       704-374-4820

With a copy (which shall not constitute notice to the Lender) to:

King & Spalding LLP

100 N. Tryon St., Suite 3900

Charlotte, North Carolina 28202

Attn:                    Bill Fuller, Esq.

Tel:                           704-503-2589

Fax:                       704-503-2622

10.2                        Right of Set-Off; Adjustments.

Upon the occurrence and during the continuance of any Event of Default, the Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without advance notice to any Credit Party (any such notice being expressly waived by each Credit Party) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Loan Agreement (specifically including the Guaranteed Obligations), under the Revolving Notes, under any other Loan Document or otherwise, irrespective of whether the Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. The rights of the Lender under this Section 10.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

10.3                        Successors and Assigns.

(a)                                 The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Credit Parties may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement.

(b)                                 The Lender may transfer (including guaranty rights of participation herein), syndicate or otherwise assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Revolving Commitment and the Loans) or any of the remaining Loan Documents with the prior written consent of the Credit Parties’ Agent; provided, however, such consent shall not be required to the extent an Event of Default shall have occurred and is continuing hereunder.

(c)                                  The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement (including under its Revolving Notes, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank.

10.4                        No Waiver; Remedies Cumulative.

No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

10.5                        Expenses; Indemnification.

(a)                                 The Credit Parties jointly and severally agree to pay on demand all reasonable and documented costs and out-of-pocket expenses of the Lender in connection with the preparation, execution, delivery, administration, modification, and amendment of this Loan Agreement (including, without limitation, the cost of any field examination and audits of the Collateral), the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents. The Credit Parties further jointly and severally agree to pay on demand all reasonable and documented costs and out-of-pocket expenses of the Lender, if any (including, without limitation, reasonable attorneys’ fees and expenses), in connection with any work-out or restructuring relating to the Loan Facilities or any Letter of Credit or any enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the Loan Documents.

(b)                                 The Credit Parties jointly and severally agree to indemnify and hold harmless the Lender and each of its Affiliates and their respective officers, directors, employees, the Lender, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or any Letter of Credit, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against any the Lender, any of its Affiliates, or any of their respective directors, officers, employees, attorneys, the Lender, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or any Letter of Credit.

(c)                                  Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 10.5 shall survive the repayment of the Credit Party Obligations and the termination of the Revolving Commitment hereunder.

(d)                                 As used herein or elsewhere in the Loan Documents, “reasonable attorneys’ fees” shall mean attorneys fees actually incurred without regard to statutory presumption.

10.6                        Amendments, Waivers and Consents.

Neither this Loan Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment,

change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Lender.

10.7                        Counterparts.

This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart of this Loan Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

10.8                        Headings.

The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.

10.9                        Survival.

All indemnities set forth herein shall survive the execution and delivery of this Loan Agreement, the making of the Loans, the issuance, amendment or renewal of any Letter of Credit, the repayment of the Loans and other obligations under the Loan Documents and the termination of the Revolving Commitment hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Loan Agreement shall be terminated in accordance with the terms of Section 10.13(b).

10.10                 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)                                 THIS LOAN AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Loan Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Loan Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

(b)                                 Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Loan Agreement or any other Loan Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)                                  EACH PARTY TO THIS LOAN AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.11                 Severability.

If any provision of any of the Loan Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

10.12                 Entirety.

This Loan Agreement together with the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

10.13                 Binding Effect; Termination.

(a)                                 This Loan Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Lender, and the Lender shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signature of the Lender, and thereafter this Loan Agreement shall be binding upon and inure to the benefit of each Credit Party, the Lender and their respective successors and assigns.

(b)                                 The term of this Loan Agreement shall be until the Credit Party Obligations are Fully Satisfied and no Letter of Credit is outstanding.

10.14                 Confidentiality.

Each of the Credit Parties and the Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its (and its Affiliates’) directors, officers, employees and the Lender, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Loan Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Loan Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.14, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of the Lender’s rights or obligations under this Loan Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to Credit Party Obligations; (g) with the consent of the Credit Parties, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.14 or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Credit Parties; or (i) to any nationally recognized rating agency that requires access to information about a the Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such the Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from the Credit Parties relating to the Credit Parties or their business, other than any such information that is available to the Lender or any the Lender on a nonconfidential basis prior to disclosure by the Credit Parties; provided that, in the case of information received from the Credit Parties after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.15                 Conflict.

To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Loan Document, on the other hand, this Loan Agreement shall control.

10.16                 No Advisory or Fiduciary Responsibility.

In connection with all aspects of the Transactions, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and the Lender, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) the Lender has not assumed nor will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Lender has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and the Lender has no obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Loan Documents; (d) the Lender and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and the Lender has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Lender has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the Transactions (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty.

10.17                 Continuing Agreement.

This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been Fully Satisfied and all Letters of Credit have been terminated.  Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Loan Documents and the Lender shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Loan Documents shall automatically be reinstated and all Liens of the Lender shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

10.18                 Concerning Joint and Several Obligations of the Borrowers.

(a)                                 Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b)                                 Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Credit Party Obligations, it being the intention of the parties hereto that all the Credit Party Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)                                  If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Credit Party Obligations as and when due or to perform any of the Credit Party Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Credit Party Obligation.

(d)                                 The obligations of each Borrower under the provisions of this Section constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

(e)                                  Except with respect to notices otherwise expressly provided for in this Loan Agreement and the Loan Documents or as otherwise expressly provided herein, each Borrower hereby waives, to the extent permitted by law, notice of acceptance of its joint and several liability, notice of any  Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Lender under or in respect of any of the Credit Party Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement.  Except with respect to notices otherwise expressly provided for in this Loan Agreement and the Loan Documents, each Borrower hereby assents to, and waives notice of, to the extent permitted by law, any extension or postponement of the time for the payment of any of the Credit Party Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lender in respect of any of the Credit Party Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Credit Party Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section, it being the intention of each Borrower that, so long as any of the Credit Party Obligations remain unsatisfied, the obligations of such Borrower under this Section shall not be discharged except by performance or payment and then only to the extent of such performance or payment.  The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Lender.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Lender.

(f)                                   The provisions of this Section are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lender first to marshal any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Credit Party Obligations or to elect any other remedy.  The provisions of this Section shall remain in effect until all the Credit Party Obligations shall have been Fully Satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Credit Party Obligations, is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.

(g)                                  Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code), after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Credit Party under applicable law.

(h)                                 The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below).  The payment obligation of any Borrower to any Excess Funding Borrower under this Section shall be subordinate and subject in right of payment to the prior payment in full of the Credit Party Obligations of such Borrower under the other provisions of this Credit Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Credit Party Obligations.  For purposes hereof, (i)

“Excess Funding Borrower” shall mean, in respect of any Credit Party Obligations arising under the other provisions of this Credit Agreement (hereafter, the “Joint Obligations”), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) “Excess Payment” shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) “Pro Rata Share”, for the purposes of this Section, shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and the other Borrower exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrower hereunder) of such Borrower and the other Borrower, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

[SIGNATURE PAGE TO FOLLOW]

LOAN AGREEMENT

PREMIER, INC.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Loan Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

PREMIER, INC.,
a Delaware corporation

	By:	/s/ Craig McKasson
	Name:	Craig McKasson
	Title:	Treasurer

PREMIER PURCHASING PARTNERS, L.P.,
a California limited partnership

	By:	Premier Plans, LLC
General Partner

	By:	/s/ Michael Alkire
	Name:	Michael Alkire
	Title:	Chief Operating Officer

GUARANTORS:

PREMIER PHARMACY BENEFIT MANAGEMENT, LLC,
a Delaware limited liability company

	By:	/s/ Craig McKasson
	Name:	Craig McKasson
	Title:	Chief Financial Officer

	By:	/s/ Craig McKasson
	Name:	Craig McKasson
	Title:	Treasurer

[signature pages continue]

LOAN AGREEMENT

PREMIER, INC.

PREMIER CAP. CORPORATION,
a California corporation

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Treasurer

PREMIER SUPPLY CHAIN IMPROVEMENT, INC.,
a Delaware corporation

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Treasurer

PROVIDER SELECT, LLC,
a Delaware limited liability company

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Treasurer

NS3 HEALTH, LLC,
a Florida limited liability company

By:	/s/Anna-Marie Forrest
Name:	Anna-Marie Forrest
Title:	Secretary

NS3 SOFTWARE SOLUTIONS, LLC,
a Florida limited liability company

By:	/s/Anna-Marie Forrest
Name:	Anna-Marie Forrest
Title:	Secretary

[signature pages continue]

LOAN AGREEMENT

PREMIER, INC.

COMMCARE PHARMACY - FTL, LLC,
a Florida limited liability company

By:	/s/Anna-Marie Forrest
Name:	Anna-Marie Forrest
Title:	Secretary

COMMCARE PHARMACY - WPB, LLC,
a Florida limited liability company

By:	/s/Anna-Marie Forrest
Name:	Anna-Marie Forrest
Title:	Secretary

COMMCARE PHARMACY - MIA, LLC,
a Florida limited liability company

By:	/s/Anna-Marie Forrest
Name:	Anna-Marie Forrest
Title:	Secretary

LOAN AGREEMENT

PREMIER, INC.

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/Suzanne L. Morrison
Name:	Suzanne L. Morrison
Title:	Senior Vice-President

SCHEDULE 1.1

INVESTMENT GUIDELINES

See Attached.

PREMIER, INC. AND RELATED COMPANIES

INVESTMENT POLICIES AND GUIDELINES

Updated January 2010

PREMIER, INC. AND RELATED COMPANIES

INVESTMENT POLICIES AND GUIDELINES

I.                                        SCOPE

This document is the investment policy and guidelines for management of the investing activities of Premier, Inc. and Related Companies (the “Company”).  These Investment Guidelines support the Capital Retention Guidelines of the Company, which require that the retained capital of the Company is used to fund the operating expenses, cover balance sheet requirements and provide for current and future investments of the Company.  Further, these Investment Guidelines comply with the Best Ethical Practices for the Group Purchasing Industry, prepared by Professor Kirk O. Hanson and released on October 23, 2002 (the “Best Ethical Practices”), the requirements of the Health Industry Group Purchasing Association Code of Conduct which was adopted on July 24, 2002 and subsequently approved by the Company’s Board of Directors (the “HIGPA Code”), and the additional commitments made by the Company to Senator Herb Kohl and Senator Mike DeWine of the Subcommittee on Antitrust, Competition and Business and Consumer Rights in a letter dated August 5, 2002, which was also approved by the Company’s Board of Directors (the “Additional Commitments”).  The Best Ethical Practices, the HIGPA Code and the Additional Commitments are referred to herein as the “Premier Ethical Standards.”

In accordance with the Premier Ethical Standards and subject to the exception contained in the following paragraph, in no event shall any Premier entity acquire an equity interest (defined as securities, options, warrants, debt instruments (including loans) or rights to acquire any of the foregoing)  in any manufacturer, distributor,  supplier or other entity (referred to herein as a “Vendor”)  that sells goods or services to any Premier GPO’s members if such Vendor has a contract with or submits a formal bid or offer to contract with a Premier GPO to provide goods or services to such GPO’s members (any such Vendor shall be referred to as a “Participating Vendor”).  For purposes of these Investment Guidelines, a “Premier GPO” shall mean the group purchasing organizations operated by Premier Purchasing Partners, L.P., Provider Select, Inc. and any other Premier entity. A “Premier entity”  shall mean any entity which is controlled by Premier, Inc. or a wholly owned subsidiary of Premier, Inc.  In the event a Premier entity unintentionally acquires an equity interest in a Participating Vendor as a result of a merger or other transaction to which the Premier entity is not a party, the Premier entity shall liquidate the equity interest as soon as is reasonably possible unless the acquisition of such interest meets the requirements of the exception described in the following paragraph (other than the requirement of prior approval of the Premier, Inc. Board of Directors) and provided that the retention of such interest is approved by the Premier, Inc. Board of Directors promptly after acquisition.

Upon the prior approval of the Premier, Inc. Board of Directors, a Premier entity may acquire an equity interest in a Participating Vendor where such acquisition demonstrably benefits the applicable Premier GPO’s members by creating a source of products or services where there is no other source or very limited sources. All such acquisitions shall be fully disclosed to the GPO’s members and publicly disclosed on the Company’s website.

This document shall govern the activities and decisions of individuals and organizations both internally and externally employed by the Company engaged in the investing of the Company’s assets.  The investing activities of the Company can be considered to fall into two distinct categories and as such these guidelines will address both categories separately.  One is the “Core”  portfolio,  which consists of cash, money market, short term fixed income investments and other publicly available short-term investment vehicles.  The other is the “Strategic” portfolio, which represents the investments made by the Company in private companies and other business development ventures. Until funds are employed in Strategic endeavors, they will be kept in the Core Portfolio to support the other Retention needs of the Company.

II.                                   CORE PORTFOLIO

a)                                     Overall Investment Objectives

Subject to the guidelines set forth herein and the Premier Ethical Standards,  the general investment objective of the Core Portfolio of the Company is to achieve a maximum total return, while allowing for the goals of safety and liquidity to be achieved.  Diversification should be used to minimize risk, without sacrificing the Company’s desire for maximum total return.

For the assets in the Core Portfolio that are managed by an external Investment Manager the objective is two fold, both taken in the context that preservation of principal is a priority:

1.             Maintain a tranche of the portfolio that will preserve principal and generate current income by investing in a portfolio of high-quality, short-term instruments (Liquidity tranche).

2.             Maintain a separate tranche of the portfolio that will provide a higher level of current income by employing a broader range of sectors and tactically managing duration (Short-Term Fixed Income tranche).

For the assets in the Core Portfolio that are managed internally, the objective is to provide the highest returns while ensuring the safety and liquidity of the assets.  These assets can be used to provide for the immediate cash needs of the Company.

b)                                     Portfolio Segment Allocations

The Company has established the following allocation ranges for the Core portfolio:

	Minimum	Maximum
Core Portfolio
Liquidity (Money Market)	20%	100%
Short Term Fixed Income	0%	80%

The Company will have the authority to rebalance the overall portfolio, with reasonable notice to the External Investment Managers, within these ranges based upon operational considerations.

c)                                      Operating Parameters

Core Portfolio (Externally Managed)

	Liquidity Portfolio	Short Term Fixed Income
Diversification	1. Single issuers limited to 5% of portfolio TMV, excluding US Govt & Agency securities, as well as all investments that are fully collateralized by U.S. Govt & Agency obligations.	1. Single issuers limited to 5% of portfolio TMV, excluding US Govt & Agency securities.
	2. Portfolio to have a maximum of 25% of TMV in a single Industry, excluding asset backed commercial paper issuances which can represent up to 50% of the TMV.	2. Portfolio to have a maximum of 25% of TMV in a single industry.

Credit Quality	1. Average credit quality of the total portfolio will not be below A1/P1 or AA.	1. Average credit quality of the total portfolio will not be below A1/P1 or AA.
	3. Money market securities must be at least A1 and/or P2, as rated by Standard & Poor’s and Moody’s.	3. No issues below A/A3 shall be purchased.
4. Money market securities must be at least A1 and/or P1, as rated by Standard & Poor’s and Moody’s.

Maturity/Duration	1. Weighted average maturity of the total portfolio should be 90 days or less.	1. Effective or modified duration of the total portfolio should be between 0.25 to 1.0 year.
	2. Individual securities should have a final maturity (or reset date for floaters) of no more than 397 days.	2. Individual securities average life or duration should be no longer than 5 years.

Eligible Securities	US Treasuries	US Treasuries
	All Agencies & Supra Nationals (fixed and floating rate)	All Agencies & Supra Nationals (fixed and floating rate)
	Short term investments, money market instruments and funds (one year or less duration). Includes Commercial Paper, Banker’s Acceptances, Time Deposits, CD’s.	Short term investments, money market instruments and funds (one year or less duration)
	Repurchase Agreements	Corporate Fixed Income Securities
	Triple AAA Rated Asset Backed Securities	US and Yankee non-convertible preferred
	Investment Grade Corporates	Yankee securities
Eurodollar securities
Triple AAA Rated Asset backed securities
Mortgage Backed Securities

The Adviser from time to time may make investments in proprietary registered mutual funds managed by the Adviser for purposes of meeting the short-term investment needs of the client. Such investment can be in money market mutual funds and in funds with longer duration meeting the guidelines specified by the client.  Assets invested in mutual funds should not be diminished by front or back end charges.

For the Core Short-term Fixed Income portfolio the external Investment Manager is approved to use derivatives for the following purposes:  to implement investment decisions in a more efficient manner, primarily for increased cost effectiveness and/or liquidity, particularly in managing the duration, yield curve and credit exposure; to manage a portfolio’s exposure to volatility and to take advantage of inefficiencies in derivatives markets.  Pursuant to this policy, derivatives are only used when the structure is thoroughly understood and its total return profile and risk characteristics can be analyzed. Also, any single derivative or derivatives in aggregate cannot create risk characteristics that are inconsistent with the overall risk profile and portfolio guidelines.

Core Portfolio (Internally Managed)

1.                                      The Treasurer of the Company has the authority to direct up to 50% of the Company’s Core Portfolio to provide for the immediate cash needs of the Company.

2.                                      Eligible Securities include US Treasuries,  all US Agencies,  money market instruments and funds (one year or less duration), Repurchase Agreements, Asset Backed Securities and Investment Grade Corporates

3.                                      The average maturity of the Internally Managed Core Portfolio should be 20-90 days.

d)                                     Performance Benchmarks

Appropriate benchmarks will be approved by the Audit Committee of the Board of Directors.

e)                                      General Core Portfolio Restrictions

Prohibited Transactions

Prohibited transactions include, but are not limited to, margin trades, short sales, leveraged transactions, options, and any other type of investment not specified elsewhere in these guidelines. However, with prior written approval from the Company, the Treasurer and the Investment Manager may purchase instruments not conforming to the policy guidelines.  Such purchases will not exceed 10% of the current cost of total Core portfolio. Core portfolio transactions shall comply with the Premier Ethical Standards.

Realized Gains / Losses

The External Investment Manager should attempt to reduce transactions resulting in a material realized loss for which a realized gain will not offset.  The External Investment Manager shall obtain approval for any transaction that will result in a greater than 5% loss of principal.

Conflicts of Interest

The Externally Investment Manager must wait for any issuance that is underwritten, managed or arranged by the Investment Manager or any of its associates to break for secondary trading before purchasing.

Investment Manager Reporting

Premier will receive a report on the externally managed portfolio holdings monthly and a quarterly analysis of performance, including Benchmark comparisons.  Portfolio holdings shall be reported on a cost and fair market value basis.

III.                              STRATEGIC PORTFOLIO

For the assets in the Strategic portfolio, the objective is to allow for the investment of funds that will allow longer term development of strategic relationships and businesses, with higher risk and potentially greatly reduced liquidity, in order to enable corresponding higher returns.  The Strategic portfolio includes the portion of the Company’s assets that are invested in private or other illiquid joint ventures, venture capital funds, early stage and development stage private companies, equities or internally developed subsidiaries. The Treasurer and Chief Financial Officer is responsible for oversight of this portion of the Company’s portfolio and will work with the Company’s Executive Team and Board of Directors to ensure that investments meet the approval of the Company’s management and comply with the Premier Ethical Standards. Funds will be invested with care, prudence and diligence.  The Performance Benchmark for the Strategic Portfolio will be a rate of return of 20% annualized over a 5-year period.

IV.                               AUTHORITY AND MODIFICATIONS TO INVESTMENT POLICY

The Audit Committee of the Company’s Board of Directors has the responsibility of oversight of the total investment holdings of the Company, as well as the Investment Policies and Guidelines. Annually, this Committee will review and formally approve the Investment Policies and Guidelines.  This Committee will also recommend approval to the Board of Directors, of any exceptions, deletions, and/or modifications to the holdings and guidelines, which require Board of Directors approval.

SCHEDULE 6.4

REQUIRED CONSENTS, AUTHORIZATIONS, NOTICES AND FILINGS

None.

Schedule 6.13

Corporate Structure

Credit Party	Jurisdiction of Incorporation	# of shares	Capital Stock Outstanding	Number and Percent of Outstanding Shares or Membership Interests Owned by Credit Parties	Outstanding Options, Warrants, Rights of conversion or Purchase

Premier, Inc.	Delaware	12,250,000 shares common stock	6,227,729	None.	None
Premier Purchasing Partners, L.P.	California	None	None	Premier Plans, LLC: General Partner, 1% partnership interest (uncertificated).	None
Premier Pharmacy Benefit Management, LLC	Delaware	None	None	Premier, Inc: 100% membership interest (uncertificated).	None
Premier Plans, LLC	Delaware	20,000 shares common stock	20,000 shares common stock	Premier, Inc: 20,000 shares of common stock, 100% ownership interest.	None
Premier Cap. Corporation	California	300,000	1	Premier, Inc: 1 share, 100% ownership interest.	None
Premier Supply Chain Improvement, Inc.	Delaware	1,000 shares common stock	100 shares common stock	Premier Purchasing Partners, L.P.: 100 shares of common stock, 100% ownership interest.	None
Provider Select, LLC	Delaware	None	None	Premier Purchasing Partners, L.P.: 100% membership interest (uncertificated).	None
NS3 Health, LLC	Florida	None	None	Premier Supply Chain Improvement, Inc.: 100% membership interest (uncertificated).	None

Commcare Pharmacy-FTL, LLC	Florida	None	None	NS3 Health, LLC: 100% membership interest (uncertificated).	None
Commcare Pharmacy-WPB, LLC	Florida	None	None	NS3 Health, LLC: 100% membership interest (uncertificated).	None
Commcare Pharmacy-MIA, LLC	Florida	None	None	NS3 Health, LLC: 100% membership interest (uncertificated).	None
NS3 Software Solutions, LLC	Florida	None	None	NS3 Health, LLC: 100% membership interest (uncertificated).	None

SCHEDULE 6.16

ENVIRONMENTAL PERMITS

None.

SCHEDULE 6.17

INTELLECTUAL PROPERTY

Mark	Serial No. or Reg. No.	Filing Date and Reg.Date
INTELLECTUAL PROPERTY HELD BY PREMIER, INC.
REGISTERED MARKS
ADVISOREXCHANGE	Reg. No. 3,901,076	Filed 9/9/2008 Reg. 1/4/2011
ADVISOR LIVE	3,629,082	Filed 9/8/2008 Reg. 5/26/2009
ADVISOR SUITE	3,204,706	Filed 8/13/2003 Reg. 1/30/2007
	3,753,897	Filed 2/20/2009 Reg. 3/2/2010
ASCEND	3,751,373	Filed 2/13/2009 Reg. 2/23/2010
CARESCIENCE	3,246,850	Filed 03/21/2006 Reg. 5/29/2007
CARESCIENCE	3,224,683	File 03/21/2006 Reg. 4/3/2007
CARESCIENCE	3,336,973	Filed 03/21/2006 Reg. 11/13/2007
CLINICAL ADVISOR	3,199,852	Filed 8/13/2003 Reg. 1/16/2007
	Supplemental Register

CLINICALADVISOR	3,673,007	Filed 3/23/2009 Reg. 8/25/2009
GREENCORNER	3,653,853	Filed 10/23/2008 Reg. 7/14/2009
GREENHEALTHY	3,730,576	Filed 10/23/2008 Reg. 12/29/2009
GREENLINK	3,630,777	Filed 10/23/2008 Reg. 6/02/2009
KNOWLEDGEBOX	3,806,820	Filed 11/3/2009 Reg. 6/22/2010
LABORCONNECT	3,748,686	Filed 3/26/2009 Reg. 2/16/2010

MYPREMIER	3,778,568	Filed 11/2/2007 Reg. 4/20/2010

OPERATIONS ADVISOR	3,204,707	Filed 8/13/2003 Reg. 1/30/2007
	Supplemental Register
OPERATIONSADVISOR	3,701,239	Filed 3/26/2009 Reg. 10/27/2009
PERCEPTION ADVISOR	3,011,820	Filed 08/13/2003 Reg. 11/1/2005
PERSPECTIVE	3,666,080	Filed 10/24/2008 Reg. 8/11/2009
PHARMACYCONNECT	3,846,387	Filed 9/01/2009 Reg. 9/7/2010
	3,597,963	Filed 8/14/2008 Reg. 3/31/2009

PREMIER	3,597,964	Filed 8/14/2008 Reg. 3/31/2009
PREMIER SAFETY INSTITUTE	3,666,078	Filed 10/23/2008 Reg. 08/11/2009
PREMIER SAFETY INSTITUTE	3,666,077	Filed 10/23/2008 Reg. 08/11/2009
PROVIDER SELECT	2,394,825	Filed 2/10/1998 Reg. 10/17/2000
PROVIDER SELECT:MD	3,997,168	Filed 12/03/2010 Reg. 7/19/2011
QUALITY MEASURES REPORTER	3,660,282	Filed 9/8/2008 Reg. 7/28/2009
QUEST	3,682,291	Filed 9/9/2008 Reg. 9/15/2009
RATIONAL CHOICE	2,517,984	Filed 1/21/1999 Reg. 12/11/2001
RATIONAL CHOICE MED/SURG	3,453,428	Filed 10/30/2007 Reg. 6/24/2008
SAFETY ADVISOR	3,204,708	Filed 8/13/2003 Reg. 1/30/2007
SAFETY SHARE	3,660,368	Filed 10/23/2008 Reg. 7/28/2009
SAFETYSURVEILLOR	3,618,849	Filed 9/8/2008 Reg. 5/12/2009
SELECT PRACTICE	3,576,869	Filed 3/19/2007 Reg. 2/17/2009
SPENDADVISOR	3,615,254	Filed 9/9/2008 Reg. 5/05/2009
SPHERE	3,906,106	Filed 10/23/2008 Reg. 1/18/2011

SUPPLY CHAIN ADVISOR	3,671,260	Filed 2/12/2009 Reg. 8/18/2009
SUPPLYFOCUS	3,660,283	Filed 9/8/2008 Reg. 7/28/2009
TRANSFORMING HEALTHCARE TOGETHER	3,573,351	Filed 6/15/2007 Reg. 2/10/2009
VALUEADVISOR	3,795,304	Filed 10/22/2009 Reg. 5/25/2010
VALUECONNECT	3,865,809	Filed 1/4/2010 Reg. 10/19/2010
PENDING MARKS
	77/892,674	12/14/2009

	85/203,601	Filed 12/22/2010
CLINICIAN FOCUS	85/272,119	Filed 3/21/2011
EXPRESSBUY	85/228,740	Filed 1/28/2011
PACT	85/379646	Filed 07/25/2011

PACT - PARTNERSHIP FOR CARE TRANSFORMATION	85/378293	Filed 07/22/2011
PHYSICIAN FOCUS	85/271,894	Filed 3/31/2011
	85/456269	Filed 10/26/2011

PREMIER SUPPLY MIX INDEX	85/187,934	Filed 12/01/2010
FOREIGN APPLICATIONS AND REGISTRATIONS
MY PREMIER (Canada)	1,372,551	Filed 11/19/2007
MY PREMIER (European Union)	976363	1/7/2008
MY PREMIER (WIPO)	976373	1/7/2008
DETERMINING A HARM AVOIDANCE PARAMETER	13/294,050	Provisional Application Filed 11/10/2010; Non-provisional patent application filed 11/10/11
SUPPLY EXPENSE ANALYSIS	12/892,897	Provisional patent application filed 9/29/09; non-provisional patent application filed 9/28/2010
DETERMINING A WASTE PARAMETER	13/300530	Provisional patent application filed 11/19/10; Non-provisional patent filed 11/18/11

INTELLECTUAL PROPERTY HELD BY PREMIER PURCHASING PARTNERS, L.P.,
MARKS
DIALYSIS Assist	Registration: 374648 Serial: 77770294	Filed. 6/29/2009
HEPATITIS Assist	Registration: 3786969 Serial: 77770154	Filed 06/29/2009
HIV Assist	Registration: 3351374 Serial: 77136358	Filed 03/21/2007
IV Assist	Registration: 3746477 Serial: 77770274	Filed 06/29/2009
MS Assist	Registration: 3786971 Serial: 77770224	Filed 06/29/2009
ONCOLOGY Assist	Registration: 3351379 Serial: 77136499	Filed 03/21/2007
RA Assist	Registration: 3833634 Serial: 77770239	Filed 06/29/2009
RSV Assist	Registration: 3746479 Serial: 77770284	Filed 06/29/2009
RX COMMCARE PHARMACY	Registration: 3281526 Serial: 77022894	Filed: 10/17/2006
SP Assist	Registration: 3746476 Serial: 77770254	Filed 06/29/2009

Claims:

•                                         Information Builders, Inc., filed an Opposition to Premier’s applications for registration of the marks CLINICIAN FOCUS and PHYSICIAN FOCUS, however, resolution was reached pending re-description of services.

SCHEDULE 6.20(a)

BUSINESS LOCATIONS

Credit Party	Address	City	State	Zip
Premier, Inc.	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Purchasing Partners, L.P.	12544 High Bluff Drive, Suite 430	San Diego	California	92130
Premier Pharmacy Benefit Management, LLC	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Plans, LLC	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Cap. Corporation	12544 High Bluff Drive, Suite 430	San Diego	California	92130
Premier Supply Chain Improvement, Inc.	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Provider Select, LLC	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
NS3 Health, LLC	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306
Commcare Pharmacy-FTL, LLC	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306
Commcare Pharmacy-WPB, LLC	1689 Forum Place	West Palm Beach	Florida	33401
Commcare Pharmacy-MIA, LLC	1801 Coral Way	Miami	Florida	33145
NS3 Software Solutions, LLC	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306

SCHEDULE 6.20(b)

PERSONAL PROPERTY LOCATIONS

Credit Party	Address	City	State	Zip
Premier, Inc.	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Purchasing Partners, L.P.	12544 High Bluff Drive, Suite 430 13034 Ballantyne Corporation Place	San Diego Charlotte	California North Carolina	92130 28277
Premier Pharmacy Benefit Management, LLC	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Plans, LLC	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Cap. Corporation	12544 High Bluff Drive, Suite 430	San Diego	California	92130
Premier Supply Chain Improvement, Inc.	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Provider Select, LLC	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
NS3 Health, LLC	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306
Commcare Pharmacy-FTL, LLC	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306
Commcare Pharmacy-WPB, LLC	1689 Forum Place	West Palm Beach	Florida	33401
Commcare Pharmacy-MIA, LLC	1801 Coral Way	Miami	Florida	33145
NS3 Software Solutions, LLC	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306

SCHEDULE 6.20(c)

PRINCIPAL PLACE OF BUSINESS

Credit Party	Jurisdiction of Incorporation	Address	City	State	Zip
Premier, Inc.	Delaware	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Purchasing Partners, L.P.	California	12544 High Bluff Drive, Suite 430	San Diego	California	92130
Premier Pharmacy Benefit Management, LLC	Delaware	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Plans, LLC	Delaware	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Premier Cap. Corporation	California	12544 High Bluff Drive, Suite 430	San Diego	California	92130
Premier Supply Chain Improvement, Inc.	Delaware	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
Provider Select, LLC	Delaware	13034 Ballantyne Corporation Place	Charlotte	North Carolina	28277
NS3 Health, LLC	Florida	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306
Commcare Pharmacy-FTL, LLC	Florida	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306
Commcare Pharmacy-WPB, LLC	Florida	1689 Forum Place	West Palm Beach	Florida	33401
Commcare Pharmacy-MIA, LLC	Florida	1801 Coral Way	Miami	Florida	33145
NS3 Software Solutions, LLC	Florida	2817 Oakland Park Blvd #303	Fort Lauderdale	Florida	33306

SCHEDULE 6.22

BROKERS’ FEES.

None.

SCHEDULE 6.25

SUBSIDIARIES

Premier, Inc. Subsidiaries and Managed Companies

Premier Cap Corporation

Premier Pharmacy Benefit Management, LLC

Premier Plans, LLC

Purchasing Partners Subsidiaries

Premier Supply Chain Improvement, Inc.

Provider Select, LLC

NS3 Health, LLC

Commcare Pharmacy – MIA, LLC

Commcare Pharmacy – FTL, LLC

Commcare Pharmacy – WPB, LLC

NS3 Software Solutions, LLC

SCHEDULE 6.26

NAMES

Credit Party	Fictitious Name
Premier, Inc.	Premier Inc. of Delaware

SCHEDULE 7.6

INSURANCE

See attached.

CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 12/14/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT
Marsh Risk & Insurance Services	NAME:
4445 Eastgate Mall, Suite 300	PHONE	FAX
San Diego, CA 92121-1979	(A/C. No. Ext):	(A/C. No):
E-MAIL
ADDRESS:

INSURER(S) AFFORDING COVERAGE	NAIC #
03100 -00001—11-12	INSURER A : Hartford Fire Insurance Co	19682
INSURED	INSURER B : N/A	N/A
PREMIER, INC.	INSURER C :
12544 HIGH BLUFF DR., SUITE 430	INSURER D :
SAN DIEGO, CA 92130	INSURER E :
INSURER F :

COVERAGES	CERTIFICATE NUMBER:	LOS-001479511-03	REVISION NUMBER:17

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS

GENERAL LIABILITY	EACH OCCURRENCE	$1,000,000
☒ COMMERCIAL GENERAL LIABILITY	DAMAGE TO RENTED PREMISES (Ea occurrence)	$500,000
A	☐ CLAIMS-MADE	☒ OCCUR	72CESOF1864	07/01/2011	07/01/2012	MED EXP (Any one person)	$	Excluded
☒ DED. $25,000	PERSONAL & ADV INJURY	$1,000,000
☐	GENERAL AGGREGATE	$2,000,000
GEN’L AGGREGATE LIMIT APPLIES PER:	PRODUCTS - COMP/OP AGG	$2,000,000
☐ POLICY	☐ PROJECT	☒ LOC	$

AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT (Ea accident)	$
☐ ANY AUTO	BODILY INJURY (Per person)	$
☐ ALL OWNED AUTOS	☐ SCHEDULED AUTOS	BODILY INJURY (Per accident)	$
☐ HIRED AUTOS	☐ NON-OWNED AUTOS	PROPERTY DAMAGE (Per accident)	$
☐	☐	$

☐ UMBRELLA LIAB	☐ OCCUR	EACH OCCURRENCE	$
☐ EXCESS LIAB	☐ CLAIMS-MADE	AGGREGATE	$
☐ DED ☐ RETENTION $	$

WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	☐	WC STATUTORY LIMITS	☐	OTHER
ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?	Y/N ☐	N/A	E.L. EACH ACCIDENT	$
(Mandatory in NH)	E.L. DISEASE - EA EMPLOYEE	$
If yes, describe under DESCRIPTION OF OPERATIONS below	E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

NAMED INSURED INCLUDES THE ATTACHED LIST.

CERTIFICATE HOLDER IS INCLUDED AS ADDITIONAL INSURED ON THE GENERAL LIABILITY AS REQUIRED BY CONTRACT.

IF HARTFORD CANCELS THE POLICY, THEY WILL PROVIDE WELLS FARGO BANK 30 DAYS NOTICE OF CANCELLATION (EXCEPT 10 DAYS FOR NON-PAYMENT OF PREMIUM).

CERTIFICATE HOLDER	CANCELLATION

WELLS FARGO BANK, NATIONAL ASSOCIATION ATTN: SUZANNE MORRISON 301 S. TRYON ST., 28TH FLOOR MAC D1130-286	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
CHARLOTTE, NC 28288
AUTHORIZED REPRESENTATIVE
of Marsh Risk & Insurance Services

Kristen A. Olson	/s/ Kristen A. Olson
© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

Schedule of Named Insureds:

Premier Inc.

Premier Plans, LLC

Premier Purchasing Partners, LP

Provider Select, LLC

Premier Supply Chain Improvement, Inc.

Commcare Pharmacy - FTL, LLC

Commcare Pharmacy - WPB, LLC

Commcare Pharmacy- MIA, LLC

Sun Alliance, LLC

Premier Pharmacy Benefit Management, LLC

Premier CAP Corporation

NS3 Software Solutions, LLC

NS3 Health, LLC

CERTIFICATE OF LIABILITY INSURANCE			DATE (MM/DD/YYYY) 12/14/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

	PRODUCER	CONTACT
	Marsh Risk & Insurance Services	NAME:
	4445 Eastgate Mall, Suite 300	PHONE	FAX
	San Diego, CA 92121-1979	(A/C. No. Ext):	(A/C. No):
	858-552-4200	E-MAIL
ADDRESS:

		INSURER(S) AFFORDING COVERAGE	NAIC #
	03100 -00005—11-12	INSURER A : N/A	N/A
	INSURED	INSURER B : Hartford Casualty Ins Co	29424
	PREMIER, INC.	INSURER C :
	12544 HIGH BLUFF DR., SUITE 430	INSURER D :
	SAN DIEGO, CA 92130	INSURER E :
INSURER F :

COVERAGES	CERTIFICATE NUMBER:	LOS-001479815-04	REVISION NUMBER: 4

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS

GENERAL LIABILITY	EACH OCCURRENCE	$
☐ COMMERCIAL GENERAL LIABILITY	DAMAGE TO RENTED PREMISES (Ea occurrence)	$
☐ CLAIMS-MADE	☐ OCCUR	MED EXP (Any one person)	$
☐	PERSONAL & ADV INJURY	$
☐	GENERAL AGGREGATE	$
GEN’L AGGREGATE LIMIT APPLIES PER:	PRODUCTS - COMP/OP AGG	$
☐ POLICY	☐ PROJECT	☐ LOC	$

AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT (Ea accident)	$
☐ ANY AUTO	BODILY INJURY (Per person)	$
☐ ALL OWNED	☐ SCHEDULED AUTOS	BODILY INJURY (Per accident)	$
AUTOS	☐ NON-OWNED	PROPERTY DAMAGE (Per accident)	$
☐ HIRED AUTOS	AUTOS	$
☐	☐

☐ UMBRELLA LIAB	☐ OCCUR	EACH OCCURRENCE	$
☐ EXCESS LIAB	☐ CLAIMS-MADE	AGGREGATE	$
☐ DED ☐ RETENTION $	$

WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	☐	WC STATUTORY LIMITS	☐ OTHER
ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?	Y/N ☐	N/A	E.L. EACH ACCIDENT	$
(Mandatory in NH)	E.L. DISEASE - EA EMPLOYEE	$
If yes, describe under DESCRIPTION OF OPERATIONS below	E.L. DISEASE - POLICY LIMIT	$
LIMIT	47,409,213
B	BLANKET PERSONAL PROPERTY	72UUNGM1600	07/01/2011	07/01/2012	DEDUCTIBLE	1,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

NAMED INSURED INCLUDES THE ATTACHED LIST.

CERTIFICATE HOLDER IS INCLUDED AS LOSS PAYEE ON THE PROPERTY POLICY AS REQUIRED BY CONTRACT PER THE ATTACHED ENDORSEMENT.

IF HARTFORD CANCELS THE POLICY, THEY WILL PROVIDE WELLS FARGO BANK 30 DAYS NOTICE OF CANCELLATION (EXCEPT 10 DAYS FOR NON-PAYMENT OF PREMIUM).

CERTIFICATE HOLDER	CANCELLATION

WELLS FARGO BANK, NATIONAL ASSOCIATION ATTN: SUZANNE MORRISON 301 S. TRYON ST., 28TH FLOOR MAC D1130-286	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
CHARLOTTE, NC 28288
AUTHORIZED REPRESENTATIVE
of Marsh USA Inc.

	Kristen A. Olson	/s/ Kristen A. Olson
© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

POLICY NUMBER.	COMMERCIAL PROPERTY
CP 12 18 06 95

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LOSS PAYABLE PROVISIONS

This endorsement modifies insurance provided under the following:

BUILDING AND PERSONAL PROPERTY COVERAGE FORM

BUILDERS’ RISK COVERAGE FORM

CONDOMINIUM ASSOCIATION COVERAGE FORM

CONDOMINIUM COMMERCIAL UNIT-OWNERS COVERAGE FORM

STANDARD PROPERTY POLICY

SCHEDULE

Provisions Applicable
Prem. No.	Bldg. No.	Description of Property	Loss Payee (Name & Address)	Loss Payable	Lender’s Loss Payable	Contract Of Sale

A.	When this endorsement is attached to the STANDARD PROPERTY POLICY CP 00 99 the term Coverage Part in this endorsement is replaced by the term Policy.

The following is added to the LOSS PAYMENT Loss Condition, as indicated in the Declarations or by an “X” in the Schedule:

B.	LOSS PAYABLE For Covered Property in which both you and a Loss Payee shown in the Schedule or in the Declarations have an insurable interest, we will:

	1.	Adjust losses with you; and

	2.	Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.

1

C.	LENDER’S LOSS PAYABLE

	1.	The Loss Payee shown in the Schedule or in the Declarations is a creditor, including a mortgageholder ot trustee, whose interest in Covered Property is established by such written instruments as:

		a.	Warehouse receipts;

		b.	A Contract for deed;

		c.	Bills of lading;

		d.	Financing statements; or

		e.	Mortgages, deeds of trust, or security agreements.

	2.	For Covered Property in which both you and a Loss Payee have an insurable interest:

		a.	We will pay for covered loss or damage to each Loss Payee in their order of precedence, as interests may appear.

		b.	The Loss Payee has the right to receive loss payment even if the Loss Payee has started foreclosure or similar action on the Covered Property.

		c.	If we deny your claim because of your acts or because you have failed to comply with the terms of the Coverage Part, the Loss Payee will still have the right to receive loss payment if the Loss Payee:

(1) Pays any premium due under this Coverage Part at our request if you have failed to do so.

(2) Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and

(3) Has notified us of any change in ownership, occupancy or substantial change in risk known to the Loss Payee.

All of the terms of this Coverage Part will then apply directly to the Loss Payee.

		d.	If we pay the Loss Payee for any loss or damage and deny payment to you because of your acts or because you have failed to comply with the terms of this Coverage Part:

(1) The Loss Payee’s rights will be transferred to us to the extent of the amount we pay; and

(2) The Loss Payee’s rights to recover the full amount of the Loss Payee’s claim will not be impaired.

At our option, we may pay to the Loss Payee the whole principal on the debt plus any accrued interest. In this event, you will pay your remaining debt to us.

	3.	If we cancel this policy, we will give written notice to the Loss Payee at least:

		a.	10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or

		b.	30 days before the effective date of cancellation if we cancel for any other reason.

	4.	If we elect not to renew this policy, we will give written notice to the Loss Payee at least 10 days before the expiration date of this policy.

D.	CONTRACT OF SALE

	1.	The Loss Payee shown in the Schedule or in the Declarations is a person or organization you have entered a contract with for the sale of Covered Property.

	2.	For Covered Property in which both you and the Loss Payee have an insurable interest we will:

		a.	Adjust losses with you; and

		b.	Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.

	3.	The following is added to the OTHER INSURANCE Condition:

For Covered Property that is the subject of a contract of sale, the word “you” includes the Loss Payee.

2

Schedule of Named Insureds:

Premier Inc.

Premier Plans, LLC

Premier Purchasing Partners, LP

Provider Select, LLC

Premier Supply Chain Improvement, Inc.

Commcare Pharmacy - FTL, LLC

Commcare Pharmacy- WPB, LLC

Commcare Pharmacy- MIA, LLC

Sun Alliance, LLC

Premier Pharmacy Benefit Management, LLC

Premier CAP Corporation

NS3 Software Solutions, LLC

NS3 Health, LLC

SCHEDULE 8.1

PERMITTED INDEBTEDNESS

Debtor	Lender	Indebtedness Amount
Premier, Inc.	IBM Credit LLC	Software Note: $7,890,038 Hardware short-term financing agreement: $3,104,410
SVS LLC Premier Purchasing Partners, L.P. as Guarantor	First Midwest Bank	Loan: $3,000,000
NS3 Health, LLC	McKesson Corporation	Any indebtedness secured by the collateral listed in financing statement number 200900293207 filed with the Florida Secured Transactions Registry.
NS3 Health, LLC	Wells Fargo Equipment Finance, Inc.	Any indebtedness secured by the collateral listed in financing statements numbers 200901130387, 200901273064, 200901358213 filed with the Florida Secured Transactions Registry.

SCHEDULE 8.2

PERMITTED LIENS

Financing Statement	Secured Party & Address	Debtor & Address	Collateral
State of Florida Filing Number: 200900293207 Dated: 4/2/2009	McKesson Corporation 1515 Kendrik Lane Lakeland, FL 33805	NS3 Health, LLC 2817 East Oakland Blvd, 303 Fort Lauderdale, FL 3306

Exhibit A: all personal property of Debtor, including: all present and future accounts, all present and future inventory and all present and future equipment, fixtures and property used by Debtor in its business.

Filing Number: TBD Dated: TBD	First Midwest Bank	SVS LLC	TBD
State of Florida Filing Number: 200901130387 Dated: 9/1/2009	Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 Minneapolis, MN 55402	NS3 Health, LLC 2817 E. Oakland Park, Blvd, Suite 303 Ft. Lauderdale, FL 33306	1 TLA Mini Beta Automated Pharmacy Dispensing System and all attachments and accessories.
State of Florida Filing Number: 200901273064 Dated: 9/29/2009	Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 Minneapolis, MN 55402	NS3 Health, LLC 2817 E. Oakland Park, Blvd, Suite 303 Ft. Lauderdale, FL 33306	1 Parata Mini Beta Pharmacy Dispensing System and all attachments and accessories.
State of Florida Filing Number: 200901358213 Dated: 10/14/2009	Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 Minneapolis, MN 55402	NS3 Health, LLC 2817 E. Oakland Park, Blvd, Suite 303 Ft. Lauderdale, FL 33306	1 Parata TLA Mini Beta Pharmacy Dispensing System and all attachments and accessories.

State of Delaware Filing Number: 20112554411 Dated: 7/1/2011	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Premier, Inc. 12225 El Camino Real San Diego, CA 92130	9992-003 (IBM) including all software, additions, attachments, accessories and accessions, upgrades, substitutions, replacements, and proceeds and insurance related thereto.
State of Delaware Filing Number: 20112554932 Dated: 7/1/2011	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Premier, Inc. 12225 El Camino Real San Diego, CA 92130

5692-A6P (IBM), 5765-AEZ (IBM), 5765-G99 IIBM), 5765-PVE (IBM), 5771-AEZ (IBM), 5771-PVE (IBM), 5771-RS1 (IBM), 7042-CR6 (IBM), 7316-TF3 (IBM), 7874-024 (IBM), 7874-036 (IBM), 8205-E6B (IBM), 8233-E8B (IBM), 9117-MMB (IBM), 9SSE-001 (IBM) including all software, additions, attachments, accessories and accessions, upgrades, substitutions, replacements, and proceeds and insurance related thereto.

SCHEDULE 8.6

PERMITTED INVESTMENTS

Party	Investment
Premier, Inc.	100% interest in Premier Insurance Management, LLC
Premier, Inc.	100% interest in Premier UK Health Care Consulting Limited
Premier Purchasing Partners, L.P.	13.2% membership interest in Global Healthcare Exchange, LLC
Premier Purchasing Partners, L.P.	50% membership interest in Innovatix, LLC
Premier Purchasing Partners, L.P.	40% partnership interest in Premier Medical Partner Fund, L.P.
Premier Cap Corporation	20% partnership interest in Premier Medical Partner Fund, L.P.
Premier Supply Chain Improvement, Inc.	60% interest in SVS, LLC
AmHS Heritage, LLC	335,135 shares of CompuCyte Corporation
Premier Medical Partner Fund	Earn out to receive shares of Boston Scientific — expires January 2012
Premier, Inc.

15% allocated share of Premier Insurance Exchange, Risk Retention Group (PRx), a Vermont domiciled reciprocal risk retention group currently in run-off that historically provided directors and officers and primary hospital professional liability insurance to members of the company. Premier’s 15% allocated share of capital as of June 30, 2011 and 2010 had a carrying value of zero.

EXHIBIT 1.1

PERMITTED ACQUISITION CERTIFICATE(1)

TO:                                                                           Wells Fargo Bank, National Association, as Lender

RE:                                                                           Loan Agreement, dated as of December 16, 2011, by and among PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership, the guarantors from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:                                                          [Date]

[Credit Party] intends to acquire (the “Acquisition”) [substantially all of the assets] [a majority of the outstanding Capital Stock] of [          ] (the “Target”).  The undersigned officer of the Credit Parties’ Agent, hereby certifies that:

(a)                                 The Acquisition is of [check applicable box]:

☐                                    All or substantially all of the assets or a majority of the outstanding Capital Stock or economic interests of a Person that is incorporated, formed or organized in the United States that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 8.3 of the Credit Agreement.

☐                                    A Person that is incorporated, formed or organized in the United States by a merger, amalgamation or consolidation or any other combination with such Person that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 8.3 of the Credit Agreement.

☐                                    Any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 8.3 of the Credit Agreement.

(b)                                 No Default or Event of Default exists or would exist after giving effect to the Acquisition.

(c)                                  After giving effect to the Acquisition on a Pro Forma Basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.10 of the Credit Agreement, as demonstrated by the financial covenant calculations set forth on Schedule A attached hereto.

(1)  This certificate is to be used only with respect to Permitted Acquisitions with a purchase price in excess of $20 million.

(d)                                 The Credit Parties [have complied/shall comply] with Section 7.11 and 7.12 of the Credit Agreement, to the extent required to do so thereby.

(e)                                  Attached hereto as Schedule B is a description of the material terms of the Acquisition (including a description of the business and the form of consideration).

(f)                                   Attached hereto as Schedule C are the [audited financial statements] [management-prepared financial statements] of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date.

(g)                                  Attached hereto as Schedule D are the Consolidated projected income statements of the Credit Parties (giving effect to the Acquisition).

(h)                                 [WITH RESPECT TO ANY ACQUISITION WITH A PURCHASE PRICE GREATER THAN $15 MILLION]  The Target has earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period prior to the acquisition date in an amount greater than $0.

(i)                                     The Acquisition is not a “hostile” acquisition and has been approved by the Board of Directors and/or shareholders (or their respective equivalents) of the applicable Credit Party and the Target.

(j)                                    The aggregate consideration (including without limitation equity consideration, earn outs or deferred compensation or non-competition arrangements and the amount of Indebtedness and other liabilities assumed by the Credit Parties and their Subsidiaries) paid by the Credit Parties and their Subsidiaries (A) in connection with the Acquisition does not exceed $100,000,000 and (B) for all acquisitions made during the term of the Credit Agreement does not exceed $200,000,000.

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

1

EXHIBIT 2.1(b)(i)

NOTICE OF BORROWING

TO:                                                                           Wells Fargo Bank, National Association, as Lender

RE:                                                                           Loan Agreement, dated as of December 16, 2011, by and among PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership, the guarantors from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:                                                          [Date]

Pursuant to Section 2.1(b)(i) of the Loan Agreement, the Credit Parties’ Agent, as of the date hereof, does hereby request the following (the “Proposed Borrowing”):

Revolving Loans in the amount of:	$
Applicable Borrower:	[Premier, Inc.][Premier Purchasing Partners, L.P.]
Date of requested borrowing:	[ , ], 20
Interest Rate:	[Base Rate] [LIBOR-Based Rate]
LIBOR Interest Period (if applicable):	[one (1)][two (2)][three (3)][six (6)] months

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

1.                                      The representations and warranties set forth in Section 6 of the Loan Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such extension of credit as if made on and as of such date, in each case except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date;

2.                                      No Default or Event of Default shall exist and be continuing either prior to or after giving effect to the Proposed Borrowing; and

3.                                      Immediately after giving effect to the making of the Proposed Borrowing, the aggregate outstanding principal amount of Revolving Loans shall not exceed the Revolving Committed Amount then in effect.

The Credit Parties’ Agent does hereby execute this Notice of Borrowing as of the date set forth above.  This Notice of Borrowing may, upon execution, be delivered by electronic mail, which shall be deemed for all purposes to be an original signature.

2

PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

3

EXHIBIT 2.1(e)

FORM OF REVOLVING NOTE

REVOLVING NOTE

$100,000,000.00	December 16, 2011

FOR VALUE RECEIVED, the undersigned, PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”, and all subsequent holders thereof hereafter referred to as the “Holder”), on the Maturity Date or sooner should this Revolving Note be declared immediately due and payable as hereafter provided, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00) or so much thereof as shall have been advanced hereunder and remain outstanding, plus all accrued and unpaid interest thereon.

The Borrowers jointly and severally agree to pay interest (including, as and when applicable, the Default Rate pursuant to the terms of the Loan Agreement) on the principal amount advanced hereunder from the date of each Revolving Loan until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in that certain Loan Agreement dated of even date hereof by and between the Borrowers, the guarantors from time to time party thereto and Lender (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them therein. Pursuant to the limitations and provisions of the Loan Agreement, the Borrowers may borrow, repay and reborrow principal under this Revolving Note.  All payments of principal and interest hereunder shall be made in United States Dollars and in immediately available funds.

This Revolving Note evidences the Revolving Loan incurred under, and is subject to the terms and provisions of, the Loan Agreement.

Upon the occurrence of Event of Default as specified in the Loan Agreement, the Holder may declare the unpaid balance hereof, including principal and accrued and unpaid interest, to be immediately due and payable as provided for in the Loan Agreement and the interest rate on the unpaid amount from such date until the date of final payment shall be the Default Rate.

No delay or failure on the part of the Lender or other Holder in the exercise of any right, power or privilege granted under this Revolving Note or the Loan Agreement, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any event of default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege.  No waiver shall be valid against the Holder unless made in writing and signed by the Holder, and then only to the extent expressly specified therein.

This note may be prepaid in accordance with the terms and provisions of the Loan Agreement.

This Revolving Note shall be governed by and construed under the laws of the State of New York.

4

PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWERS.

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Note to be executed and delivered by its duly authorized officer as of the date first above written.

PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

PREMIER PURCHASING PARTNERS, L.P.,
a California limited partnership

By:
Name:
Title:

5

EXHIBIT 3.2

NOTICE OF CONTINUATION

TO:                                                                           Wells Fargo Bank, National Association, as Lender

RE:                                                                           Loan Agreement, dated as of December 16, 2011, by and among PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership, the guarantors from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:                                                          [Date]

Pursuant to Section 3.2 of the Loan Agreement, the Credit Parties’ Agent hereby requests a continuation of the following Revolving Loans be made as follows (the “Proposed Continuation”):

Applicable Loan	Current LIBOR Interest Period	Date	Amount to be continued	Requested LIBOR Interest Period

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Continuation:

1.                                      The representations and warranties set forth in Section 6 of the Loan Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such extension of credit as if made on and as of such date, in each case except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; and

2.                                      No Default or Event of Default shall exist and be continuing either prior to or after giving effect to the Proposed Continuation.

This Notice of Continuation may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6

PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

7

EXHIBIT 5.1(g)

FORM OF FINANCIAL CONDITION CERTIFICATE

TO:                                                                           Wells Fargo Bank, National Association, as Lender

RE:                                                                           Loan Agreement, dated as of December 16, 2011, by and among PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership, the guarantors from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:                                                          [Date]

Pursuant to the terms of Section 5.1 of the Loan Agreement, the undersigned Executive Officer of the Credit Parties’ Agent hereby certifies on behalf of the Credit Parties and not in any individual capacity that, as of the date hereof, the statements below are accurate and complete in all respects:

(i)                                     there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (A) affecting the Loan Agreement or the other Loan Documents that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (B) that purports to affect any Credit Party or any of its Subsidiaries, or any Transaction, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material Adverse Effect that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date;

(ii)                                  immediately after giving effect to the Loan Agreement, the other Loan Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) the representations and warranties set forth in Section 6 of the Loan Agreement are (1) with respect to representations and warranties that contain a materiality qualification, true and correct and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case on and as of the date of such extension of credit as if made on and as of such date, in each case except for any representation or warranty made as of an earlier date, which representation and warranty remain true and correct as of such earlier date, and (C) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 7.10 (as evidenced by the detailed calculations of such financial covenants attached hereto as Schedule A) as of September 30, 2011; and

(iii)                               each of the other conditions precedent set forth in Section 5.1 of the Loan Agreement have been satisfied, except to the extent the satisfaction of any such condition is subject to the judgment or discretion of the Lender.

This Financial Condition Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

8

Executed this          day of                 , 20    .

PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

PREMIER PURCHASING PARTNERS, L.P.,
a California limited partnership

By:
Name:
Title:

9

SCHEDULE A

Financial covenant calculations

10

EXHIBIT 5.1(l)

FORM OF SOLVENCY CERTIFICATE

TO:                                                                           Wells Fargo Bank, National Association, as Lender

RE:                                                                           Loan Agreement, dated as of December 16, 2011, by and among PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership, the guarantors from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:                                                          [Date]

The undersigned Executive Officer of Credit Parties’ Agent is familiar with the properties, businesses, assets and liabilities of the Credit Parties and is duly authorized to execute this certificate on behalf of the Credit Parties.

The undersigned certifies that he/she has made such investigation and inquiries as to the financial condition, solvency and related matters of the Credit Parties and their Subsidiaries, after giving effect to the Transactions and the initial borrowings under the Loan Documents, as the undersigned deems necessary and prudent for the purpose of providing this Certificate.  The undersigned acknowledges that the Lender is relying on the truth and accuracy of this Certificate in connection with the making of Loans and other extensions of credit under the Loan Agreement.

The undersigned certifies that the projections and financial information delivered prior to, at, or after the Closing Date which underlie and form the basis for the representations made in this Certificate were based upon estimates and assumptions, all of which the Credit Parties believe to be reasonable when made and were made in good faith in light of conditions and facts known to Credit Parties as of the date of delivery of such projections and, as of the Closing Date, reflect the Credit Parties’ good faith estimate of the future financial performance of the Credit Parties and of the other information projected therein for the period set forth therein as of the date of the applicable projections (it being recognized by the Lender that actual results during the period or periods covered by any such projections may materially differ from projected results) and continue to be reasonable as of the date hereof.

BASED ON THE FOREGOING, the undersigned certifies that, after giving effect to the execution and delivery of the Loan Documents, the making of any Loans under the Loan Agreement and the consummation of the Transactions, the Credit Parties, taken as a whole, will not be “insolvent,” within the meaning of such term as defined in §101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

11

Executed this          day of                 , 20    .

PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

12

EXHIBIT 7.1(d)

FORM OF COMPLIANCE CERTIFICATE

TO:                                                                           Wells Fargo Bank, National Association, as Lender

RE:                                                                           Loan Agreement, dated as of December 16, 2011, by and among PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership, the guarantors from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:                                                          [Date]

For the fiscal [quarter] [year] ended [                                  ,           ].

In accordance with the requirements of Section 7.1(d) of the Loan Agreement, the undersigned Executive Officer of the Credit Parties’ Agent hereby certifies on behalf of the Borrowers and their Subsidiaries that, to the best of his/her knowledge, with respect to the Loan Agreement:

(1)                                 Attached hereto on Schedule A are calculations in reasonable detail demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.10 of the Loan Agreement as of the last day of the fiscal period referred to above.

(2)                                 And, no Default or Event of Default has occurred and is continuing on the date hereof, except as follows:                                 (if none, so state).

13

Executed this          day of                 , 20    .

PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

14

SCHEDULE A

[See attached.]

15

EXHIBIT 7.11

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [                    ,         ], is by and among [                                          , a                                             ] (the “Joinder Party”), PREMIER, INC., a Delaware corporation and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership (collectively, the “Borrowers”) and Wells Fargo Bank, National Association, as Lender (the “Lender”) under that certain Loan Agreement, dated as of December 16, 2011 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”), by and among the Borrowers, the Guarantors and the Lenders.  Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Loan Agreement.

The Joinder Party is a Subsidiary of a Credit Party, and, consequently, the Credit Parties are required by Section 7.11 of the Loan Agreement to cause the Joinder Party to become a “Guarantor” thereunder.

Accordingly, the Joinder Party and the Borrowers hereby agree as follows with the Lender:

1.                                      The Joinder Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joinder Party will be deemed to be a party to and a “Guarantor” under the Loan Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Loan Agreement.  The Joinder Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including, without limitation (a) all of the representations and warranties set forth in Section 6 of the Loan Agreement and (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Loan Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 1, the Joinder Party hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Section 4 of the Loan Agreement.

2.                                      The Joinder Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joinder Party will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Debtor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The Joinder Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 2, the Joinder Party hereby grants to the Lender, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of the Joinder Party in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Joinder Party.

3.                                      The Joinder Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joinder Party will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” (as such term is defined in the Pledge Agreement) thereunder as if it had executed the Pledge Agreement.  The Joinder Party hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 3, the Joinder Party hereby pledges and assigns to the Lender, and grants to the Lender, a continuing security interest in any and all right, title and interest of the Joinder Party in and to Collateral (as such term is defined in Section 2 of the Pledge Agreement).

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4.                                      The Joinder Party acknowledges and confirms that it has received a copy of the Loan Agreement and the schedules and exhibits thereto and each Collateral Document and the schedules and exhibits thereto.  The information on the schedules to the Loan Agreement and the Collateral Documents are hereby supplemented (to the extent permitted under the Loan Agreement or Collateral Documents) to reflect the information shown on the attached Schedule A.

5.                                      The information on Schedule B to this Joinder Agreement is true and correct as of the date hereof.

6.                                      The Borrowers confirm that the Loan Agreement is, and upon the Joinder Party becoming a Guarantor, shall continue to be, in full force and effect.  The parties hereto confirm and agree that immediately upon the Joinder Party becoming a Guarantor the term “Credit Party Obligations,” as used in the Loan Agreement, shall include all obligations of the Joinder Party under the Loan Agreement and under each other Credit Document.

7.                                      Each of the Borrowers and the Joinder Party agrees that at any time and from time to time, upon the written request of the Lender, it will execute and deliver such further documents and do such further acts as the Lender may reasonably request in accordance with the terms and conditions of the Loan Agreement in order to effect the purposes of this Agreement.

8.                                      This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

9.                                      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.  The terms of Section 10.10 of the Loan Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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JOINDER PARTY:	[JOINDER PARTY]

By:
Name:
Title:

BORROWERS:	PREMIER, INC.,
a Delaware corporation

By:
Name:
Title:

PREMIER PURCHASING PARTNERS, L.P.,
a California limited partnership

By:
Name:
Title:

Acknowledged, accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

Schedule A

Schedules to Loan Agreement and Collateral Documents

[TO BE COMPLETED BY BORROWER]

Schedule B

Disclosure Information

Legal Name of Joinder Party (and any previous legal names within the past four months):

State of Organization:

Jurisdictions of Organization:

Type of Organization:

Address of Chief Executive Office:

Address of Principal Place of Business:

Business Phone Number:

Organizational Identification Number:(2)

Federal Tax Identification Number:

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):

Each of the following locations: (a) all offices and places of business of the Joinder Party located in the United States of America, (b) all locations where any tangible personal property of the Joinder Party and (c) the chief executive office, jurisdiction of incorporation or formation and principal place of business of the Joinder Party:

Description of all commercial tort claims of the Joinder Party:

Description of all Instruments, Chattel Paper and Documents of the Joinder Party:

List the issued and outstanding equity interests owned by (a) the Joinder Party and (b) the owner of the Joinder Party’s equity interests:

[TO BE COMPLETED BY BORROWER/JOINDER PARTY]

(2) This item does not apply to a Credit Party organized under the laws of Alabama, Indiana, Massachusetts, Nebraska, New Hampshire, New Mexico, New York, Oklahoma, South Carolina, Vermont or West Virginia.